                                                                      Exhibit 10

================================================================================


                                  $300,000,000

                               CREDIT AGREEMENT,

                        dated as of September __, 2003,

                                     among

                     WHITE MOUNTAINS INSURANCE GROUP, LTD.,

                                      and

                         FUND AMERICAN COMPANIES, INC.,

                               as the Borrowers,

                              The Several Lenders
                       from Time to Time Parties Hereto,

                                 BANK ONE, NA,
                             as Syndication Agent,

                                      and

                              FLEET NATIONAL BANK,
                            as Administrative Agent

================================================================================


           FLEET SECURITIES, INC. and BANC ONE CAPITAL MARKETS, INC., as Joint Lead Arrangers and Joint Book Runners,

                               TABLE OF CONTENTS

                                                                                                          Page
                                                                                                          ----
SECTION 1   DEFINITIONS......................................................................................1
     1.1   Defined Terms.....................................................................................1
     1.2   Other Definitional Provisions....................................................................18

SECTION 2   AMOUNT AND TERMS OF COMMITMENTS.................................................................19
     2.1   Revolving Credit Commitments.....................................................................19
     2.2   Procedure for Revolving Credit Borrowings........................................................19
     2.3   Swing Line Commitment............................................................................20
     2.4   Procedure for Swing Line Borrowing; Refunding of Swing Line Loans................................20
     2.5   Repayment of Loans; Evidence of Debt.............................................................21
     2.6   Facility Fee, Utilization Fee, etc...............................................................22
     2.7   Termination or Reduction of Revolving Credit Commitments.........................................23
     2.8   Optional Prepayments.............................................................................23
     2.9   Conversion and Continuation Options..............................................................24
     2.10  Maximum Number of Eurodollar Loans...............................................................24
     2.11  Interest Rates and Payment Dates.................................................................24
     2.12  Computation of Interest and Fees.................................................................25
     2.13  Inability to Determine Interest Rate.............................................................25
     2.14  Pro Rata Treatment and Payments..................................................................26
     2.15  Requirements of Law..............................................................................27
     2.16  Taxes............................................................................................29
     2.17  Indemnity........................................................................................30
     2.18  Illegality.......................................................................................31
     2.19  Change of Lending Office.........................................................................31
     2.20  Replacement of Lenders under Certain Circumstances...............................................31
     2.21  Guaranty of Payment and Performance..............................................................32

SECTION 3   LETTERS OF CREDIT...............................................................................35
     3.1   L/C Commitment...................................................................................35
     3.2   Procedure for Issuance of Letter of Credit.......................................................36
     3.3   Fees and Other Charges...........................................................................36
     3.4   L/C Participations...............................................................................36
     3.5   Reimbursement Obligation of the Borrowers........................................................37
     3.6   Obligations Absolute.............................................................................38
     3.7   Letter of Credit Payments........................................................................38
     3.8   Applications.....................................................................................39

SECTION 4   REPRESENTATIONS AND WARRANTIES..................................................................39
     4.1   Financial Condition..............................................................................39
     4.2   No Change........................................................................................39
     4.3   Corporate Existence; Compliance with Law.........................................................39
     4.4   Corporate Power; Authorization; Enforceable Obligations..........................................40

     4.5   No Legal Bar.....................................................................................40
     4.6   No Material Litigation...........................................................................40
     4.7   Ownership of Property; Liens.....................................................................41
     4.8   Intellectual Property............................................................................41
     4.9   Taxes............................................................................................41
     4.10  Federal Regulations..............................................................................41
     4.11  ERISA............................................................................................41
     4.12  Investment Company Act; Other Regulations........................................................42
     4.13  Corporate Existence; Compliance with Laws........................................................42
     4.14  Accuracy of Information, etc.....................................................................42
     4.15  Insurance Regulatory Matters.....................................................................42
     4.16  Indebtedness and Liens...........................................................................42

SECTION 5   CONDITIONS PRECEDENT............................................................................43
     5.1   Conditions to Closing............................................................................43
     5.2   Conditions to Closing and Each Extension of Credit...............................................44

SECTION 6   AFFIRMATIVE COVENANTS...........................................................................44
     6.1   Financial Statements.............................................................................44
     6.2   Certificates; Other Information..................................................................46
     6.3   Payment of Obligations...........................................................................46
     6.4   Conduct of Business and Maintenance of Existence, etc............................................47
     6.5   Maintenance of Property; Insurance...............................................................47
     6.6   Inspection of Property; Books and Records; Discussions...........................................47
     6.7   Notices..........................................................................................48

SECTION 7   NEGATIVE COVENANTS..............................................................................49
     7.1   Financial Condition Covenants....................................................................49
     7.2   Limitation on Indebtedness and Issuance of Preferred Stock.......................................49
     7.3   Limitation on Liens..............................................................................50
     7.4   Limitation on Changes in Fiscal Periods..........................................................51
     7.5   Limitation on Lines of Business..................................................................51
     7.6   Certain Limitations..............................................................................51

SECTION 8   EVENTS OF DEFAULT...............................................................................51

SECTION 9   THE ADMINISTRATIVE AGENT........................................................................54
     9.1   Appointment......................................................................................54
     9.2   Delegation of Duties.............................................................................54
     9.3   Exculpatory Provisions...........................................................................54
     9.4   Reliance by Administrative Agent.................................................................55
     9.5   Notice of Default................................................................................55
     9.6   Non-Reliance on Administrative Agent and Other Lenders...........................................55
     9.7   Indemnification..................................................................................56
     9.8   Administrative Agent in Its Individual Capacity..................................................56
     9.9   Successor Administrative Agent...................................................................57
     9.10  Authorization to Release Liens and Guarantees....................................................57

     9.11  The Joint Lead Arrangers and the Syndication Agent...............................................57

SECTION 10  MISCELLANEOUS...................................................................................57
     10.1  Amendments and Waivers...........................................................................57
     10.2  Notices..........................................................................................59
     10.3  No Waiver; Cumulative Remedies...................................................................60
     10.4  Survival of Representations and Warranties.......................................................60
     10.5  Payment of Expenses..............................................................................60
     10.6  Successors and Assigns; Participations and Assignments...........................................62
     10.7  Adjustments; Set-off.............................................................................64
     10.8  Counterparts.....................................................................................65
     10.9  Severability.....................................................................................65
     10.10 Integration......................................................................................65
     10.11 GOVERNING LAW....................................................................................65
     10.12 Submission To Jurisdiction; Waivers..............................................................65
     10.13 Acknowledgments..................................................................................66
     10.14 Confidentiality..................................................................................66
     10.15 Release of Guarantee Obligations.................................................................67
     10.16 Accounting Changes...............................................................................67
     10.17 WAIVERS OF JURY TRIAL............................................................................68

SCHEDULES:

1              Commitment Schedule
4.4            Consents, Authorizations, Filings and Notices

EXHIBITS:

A              Form of Compliance Certificate
B              Form of Borrowing Request
C-1            Form of Revolving Credit Note
C-2            Form of Swing Line Note
D              Form of Exemption Certificate
E              Form of Closing Certificate
F              Form of Legal Opinion of Robert Seelig, Esq.
G              Form of Legal Opinion of Conyers Dill & Pearman
H              Assignment and Acceptance

     CREDIT AGREEMENT, dated as of September __, 2003, among (i) WHITE MOUNTAINS INSURANCE GROUP, LTD. ("White Mountains"), a company existing under the laws of Bermuda, (ii) FUND AMERICAN COMPANIES, INC., a Delaware corporation ("Fund American", together with White Mountains, the "Borrowers"), (iii) the several banks and other financial institutions or entities from time to time parties to this Agreement (the "Lenders"), (iv) BANK ONE, NA, as syndication agent (the "Syndication Agent") and (v) FLEET NATIONAL BANK, as administrative agent (in such capacity, the "Administrative Agent").

SECTION 1 DEFINITIONS

          1.1 DEFINED TERMS. As used in this Agreement, the terms listed in this
Section 1.1 shall have the respective meanings set forth in this Section 1.1.

               "ADMINISTRATIVE AGENT": as defined in the preamble hereto.

               "AFFILIATE": as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors (or persons performing similar functions) of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

               "AGREEMENT": this Credit Agreement, as amended, supplemented or otherwise modified from time to time.

               "ANNUAL STATEMENT": the annual statutory financial statement of any Insurance Subsidiary required to be filed with the Department of its jurisdiction of incorporation or organization, which statement shall be in the form required by such Insurance Subsidiary's jurisdiction of incorporation or organization or, if no specific form is so required, in the form of financial statements permitted by such Department to be used for filing annual statutory financial statements and shall contain the type of information permitted or required by such Department to be disclosed therein, together with all exhibits or schedules filed therewith.

               "APPLICABLE MARGIN": the rate per annum set forth below which corresponds with the higher of (i) the most current senior unsecured debt rating issued by S&P and by Moody's (in the event of a rating split between S&P and Moody's, the higher rating shall apply, PROVIDED THAT if the S&P and Moody's ratings are split by two or more levels, the rating level that is one level above the lower rating shall apply) with respect to White Mountains and (ii) the most current senior unsecured debt rating issued by S&P and by Moody's (in the event of a rating split between S&P and Moody's, the higher rating shall apply, PROVIDED THAT if the S&P and Moody's ratings are split by two or more levels, the rating level that is one level above the lower rating shall apply) with respect to Fund American.

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                                                                               2

  LEVEL        RATING                                    APPLICABLE MARGIN
  ----------   ---------------------------------------   -----------------
  I            GREATER THAN OR EQUAL TO A-/A3            0.500%
  II           GREATER THAN OR EQUAL TO BBB+/Baa1        0.600%
  III          GREATER THAN OR EQUAL TO BBB/Baa2         0.675%
  IV           GREATER THAN OR EQUAL TO BBB-/Baa3        0.875%
  V            LESS THAN BBB-/Baa3                       1.000%

               Changes in the Applicable Margin shall become effective on the date on which S&P and/or Moody's changes such rating. In the event that only one of the Borrowers is rated by a rating agency, the Applicable Margin shall be tested only with respect to such Borrower. In the event that, at any time, neither of the Borrowers is rated by a rating agency, the Applicable Margin shall be as for Level V.

               "APPLICATION": an application, in such form as the Issuing Lender may specify from time to time, requesting the Issuing Lender to issue a Letter of Credit.

               "ASSIGNEE": as defined in Section 10.6(c).

               "ASSIGNOR": as defined in Section 10.6(c).

               "AVAILABLE REVOLVING CREDIT COMMITMENT": with respect to any Lender at any time, an amount equal to the excess, if any, of (a) such Lender's Revolving Credit Commitment then in effect OVER (b) such Lender's Revolving Extensions of Credit then outstanding.

               "BASE RATE": for any day, a rate of interest per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greater of (a) the variable annual rate of interest so designated from time to time by Fleet National Bank as its "prime rate", such rate being a reference rate and not necessarily representing the lowest or best rate being charged to any customer, and (b) one-half of one percent (1/2%) above the Federal Funds Effective Rate. Changes in the Base Rate resulting from any changes in Fleet National Bank's "PRIME RATE" shall take place immediately without notice or demand of any kind.

               "BASE RATE LOANS": Loans for which the applicable rate of interest is based upon the Base Rate.

               "BENEFITTED LENDER": as defined in Section 10.7.

               "BERKSHIRE HATHAWAY": Berkshire Hathaway Inc., or an affiliate.

               "BERKSHIRE PREFERRED STOCK": the $300,000,000 aggregate liquidation preference amount of non-voting preferred stock issued by Fund American to Berkshire Hathaway pursuant to the Certificate of Designation, as amended, supplemented or otherwise modified from time to time.

               "BOARD": the Board of Governors of the Federal Reserve System of the United States (or any successor).

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                                                                               3

               "BORROWERS": as defined in the preamble hereto.

               "BORROWING DATE": any Business Day specified by a Borrower as a date on which such Borrower requests the relevant Lenders to make Loans hereunder.

               "BORROWING REQUEST": as defined in Section 2.2 hereto.

               "BUSINESS DAY": means (i) with respect to any borrowing, payment or rate selection of Eurodollar Loans, a day (other than a Saturday or Sunday) on which banks generally are open in New York City for the conduct of substantially all of their commercial lending activities, interbank wire transfers can be made on the Fedwire system and dealings in Dollars are carried on in the London interbank market and (ii) for all other purposes, a day (other than a Saturday or Sunday) on which banks generally are open in New York for the conduct of substantially all of the commercial lending activities, and interbank wire transfers can be made on the Fedwire system.

               "CAPITAL LEASE OBLIGATIONS": with respect to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP; and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

               "CAPITAL AND SURPLUS": as to any Insurance Subsidiary, as of any date, the total amount shown on line 35, page 3, column 1 of the Annual Statement of such Insurance Subsidiary, or an amount determined in a consistent manner for any date other than one as of which an Annual Statement is prepared (or any successor line, page or column that contains the same information).

               "CAPITAL STOCK": any and all shares, interests, participations or other equivalents (however designated) of capital stock or share capital of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

               "CERTIFICATE OF DESIGNATION": That certain Certificate of Designation of Series A Preferred Stock of TACK Acquisition Corp. (n/k/a Fund American), dated May 31, 2001.

               "CHANGE OF CONTROL": means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof), other than (i) Berkshire Hathaway, (ii) Franklin Mutual or (iii) John J. Byrne or any Related Person with respect to John J. Byrne (together with, in the case of clauses (i), (ii) and (iii), their Affiliates) of Capital Stock representing more than 30% of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of White Mountains, (b) the occupation, within a period of two years, of a majority of the seats (other than vacant seats) on the board of directors of White Mountains by Persons who were neither (i) nominated by the board of directors of White Mountains nor (ii) appointed by directors so nominated or (c) neither Fund American nor, if applicable, its successors shall be a Subsidiary of White Mountains. For the avoidance of doubt, none of the Capital Stock held by the entities listed in clauses (a)(i), (a)(ii) and (a)(iii), nor the Capital Stock held by any of their Affiliates, shall be included when determining whether any Person or group has met the 30% threshold set forth in clause (a).

               "CLOSING DATE": September __, 2003.

               "CODE": the Internal Revenue Code of 1986, as amended from time to time.

               "COMMITMENT": with respect to any Lender, the Revolving Credit Commitment of such Lender.

               "COMMONLY CONTROLLED ENTITY": an entity, whether or not incorporated, that is under common control with the Borrowers within the meaning of Section 4001 (a) (14) of ERISA or that is treated as a single employer with the Borrowers under Section 414 of the Code.

               "COMPLIANCE CERTIFICATE": a certificate duly executed by a Responsible Officer of White Mountains substantially in the form of Exhibit A.

               "CONDITIONAL COMMON EQUITY": convertible preferred stock which will convert to common equity upon shareholder approval (provided that such shareholder approval is obtained within the period required by the terms thereof).

               "CONFIDENTIAL INFORMATION MEMORANDUM": the Confidential Information Memorandum furnished to the Lenders and dated August 2003.

               "CONSOLIDATED CAPITALIZATION": as at any date, the sum of (a) Consolidated Net Worth plus (b) Total Consolidated Debt plus (c) the amounts in respect of Trust Preferred Securities, Mandatory Convertible Securities, Mandatory Redeemable Securities and any other preferred stock that would, in conformity with GAAP, be reflected on a consolidated balance sheet of White Mountains and its consolidated Subsidiaries prepared as of such date and are not already included in (a) or (b) above.

               "CONSOLIDATED NET INCOME": for any period, the consolidated net income (or loss) of White Mountains and its consolidated Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP; PROVIDED, that in calculating Consolidated Net Income for any period, there shall be excluded the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary of White Mountains or is merged into or consolidated with White Mountains or any of its Subsidiaries.

               "CONSOLIDATED NET WORTH": as at any date, the sum of all amounts that would, in conformity with GAAP, but excluding the effects of SFAS 115, be included on a consolidated balance sheet of White Mountains and its consolidated Subsidiaries under stockholders' equity at such date, plus minority interests in Subsidiaries, as determined in accordance with GAAP. Consolidated Net Worth shall in any event include the amount of the Berkshire Preferred Stock so long as it is outstanding (such amount being the amount that would be reflected on a consolidated balance sheet of White Mountains and its consolidated Subsidiaries in accordance with GAAP).

               "CONTRACTUAL OBLIGATION": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its Property is bound.

               "DEBT": indebtedness for borrowed money.

               "DEFAULT": any of the events specified in Section 8, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

               "DEFAULTING LENDER": any Lender that defaults in its obligation to make any Loan hereunder, so long as such default is continuing.

               "DEMAND REQUIREMENT": as defined in Section 2.21(b) hereto.

               "DEPARTMENT": with respect to any Insurance Subsidiary, the insurance commissioner or other Governmental Authority of such Insurance Subsidiary's jurisdiction of domicile with which such Insurance Subsidiary is required to file its Annual Statement.

               "DOLLARS" and "$": lawful currency of the United States of America.

               "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

               "EUROCURRENCY RESERVE REQUIREMENTS": for any day, the aggregate (without duplication) of the maximum rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves) under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as Eurocurrency Liabilities" in Regulation D of the Board) maintained by a member bank of the Federal Reserve System.

               "EURODOLLAR RATE": with respect to each day during each Interest Period, the rate per annum determined on the basis of the rate for deposits in Dollars for a period equal to such Interest Period commencing on the first day of such Interest Period appearing on Page 3750 of the Telerate screen as of 11:00 A.M., London time, two Business Days prior to the beginning of such Interest Period. In the event that such rate does not appear on Page 3750 of the Telerate screen (or otherwise on such screen), the "EURODOLLAR RATE" for purposes of this definition shall be determined by reference to such other comparable publicly available service for displaying eurodollar rates as may be selected by the Administrative Agent.

               "EURODOLLAR LOANS": Loans for which the applicable rate of interest is based upon the Eurodollar Rate.

               "EVENT OF DEFAULT": any of the events specified in Section 8, PROVIDED that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

               "FACILITY FEE RATE": the rate per annum set forth below which corresponds with the higher of (i) the most current senior unsecured debt rating issued by S&P and by Moody's (in the event of a rating split between S&P and Moody's, the higher rating shall apply, PROVIDED THAT if the S&P and Moody's ratings are split by two or more levels, the rating level that is one level above the lower rating shall apply) with respect to White Mountains and (ii) the most current senior unsecured debt rating issued by S&P and by Moody's (in the event of a rating split between S&P and Moody's, the higher rating shall apply, PROVIDED THAT if the S&P and Moody's ratings are split by two or more levels, the rating level that is one level above the lower rating shall apply) with respect to Fund American.

  LEVEL        RATING                                    FACILITY FEE
  ----------   ---------------------------------------   ----------------
  I            GREATER THAN OR EQUAL TO A-/A3            0.125%
  II           GREATER THAN OR EQUAL TO BBB+/Baa1        0.150%
  III          GREATER THAN OR EQUAL TO BBB/Baa2         0.200%
  IV           GREATER THAN OR EQUAL TO BBB-/Baa3        0.250%
  V            LESS THAN BBB-/Baa3                       0.375%

               Changes in the Facility Fee Rate shall become effective on the date on which S&P and/or Moody's changes such rating. In the event that only one of the Borrowers is rated by a rating agency, the Facility Fee Rate shall be tested only with respect to such Borrower. In the event that, at any time, neither of the Borrowers is rated by a rating agency, the Facility Fee Rate shall be as for Level V.

               "FEDERAL FUNDS EFFECTIVE RATE": for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.

               "FOLKSAMERICA": Folksamerica Reinsurance Company, a New York corporation.

               "FRANKLIN MUTUAL": any investment fund managed by Franklin Mutual Advisers LLC (or any successor thereto) or any of its Affiliates.

               "FUND AMERICAN": as defined in the preamble hereto.

               "FUND AMERICAN GUARANTY": as defined in Section 2.21(b).

               "FUND AMERICAN GUARANTY LIMITATIONS": as defined in Section 4.4.

               "FUNDAMENTAL CHANGE": any of (a) White Mountains consolidating or amalgamating with or merging into any other Person, (b) White Mountains failing to preserve, renew and keep, in full force and effect, its corporate existence, (c) White Mountains, directly or indirectly through one or more of its Subsidiaries, conveying or transferring the properties and assets of White Mountains and its Subsidiaries (taken as a whole for White Mountains and its Subsidiaries) substantially as an entirety (other than to White Mountains or one or more of its Subsidiaries), or (d) White Mountains liquidating, winding up or dissolving itself, other than, in the case of clauses (a) through (d), any such transaction or transactions the sole purpose of which is to change the domicile of White Mountains (in any such redomiciliation (x) the surviving, amalgamated or transferee entity shall expressly assume, by an agreement reasonably satisfactory to the Administrative Agent, the obligations of White Mountains to be performed or observed hereunder and deliver to the Administrative Agent such corporate authority documents and legal opinions as the Administrative Agent shall reasonably request, (y) the surviving, amalgamated or transferee entity shall succeed to, and be substituted for, and may exercise every right and power of, White Mountains under this Agreement with the same effect as if such surviving, amalgamated or transferee entity had been named as White Mountains herein and (z) the surviving, amalgamated or transferee entity shall be organized under the laws of the United States of America, any state thereof, the District of Columbia or Bermuda).

               "FUNDING OFFICE": the office specified from time to time by the Administrative Agent as its funding office by notice to the Borrowers and the Lenders.

               "GAAP": generally accepted accounting principles in the United States of America as in effect from time to time, except that for purposes of Section 7.1, GAAP shall be determined on the basis of such principles in effect on the date hereof.

               "GOVERNMENTAL AUTHORITY": any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing, including any board of insurance, insurance department or insurance commissioner.

               "GUARANTEE OBLIGATION": as to any Person (the "GUARANTEEING PERSON"), any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "PRIMARY OBLIGATIONS") of any other third Person (the "PRIMARY

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                                                                               8

     OBLIGOR") in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any Property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor,
     (iii) to purchase Property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; PROVIDED, HOWEVER, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by White Mountains in good faith.

               "GUARANTOR": as defined in Section 2.21 hereto.

               "GUARANTY": as defined in Section 2.21 hereto.

               "HEDGE AGREEMENTS": all interest rate swaps, caps or collar agreements or similar arrangements entered into by the Borrowers or their Subsidiaries providing for protection against fluctuations in interest rates or currency exchange rates or otherwise providing for the exchange of nominal interest obligations, either generally or under specific contingencies.

               "INDEBTEDNESS": of any Person at any date, without duplication,
     (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of Property or services (other than trade payables incurred in the ordinary course of such Person's business), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to Property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such Property), (e) all Capital Lease Obligations of such Person, (f) all obligations of such Person, contingent or otherwise, as an account party or applicant under acceptance, letter of credit or similar facilities, (g) all obligations of such Person, contingent or otherwise, to purchase, redeem, retire or otherwise acquire for value any Capital Stock of such Person, (h) all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (g) above, (i) all obligations of the kind referred to in clauses (a) through (h) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on Property (including, without limitation, accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation and (j) for the purposes of Section 8(e) only, all obligations of such Person in respect of Hedge Agreements entered into in the ordinary course of business and not for speculative purposes. For the avoidance of doubt, Indebtedness shall include Surplus Debentures and shall in any event exclude the Berkshire Preferred Stock so long as it is outstanding.

               "INDEMNIFIED LIABILITIES": as defined in Section 10.5.

               "INDEMNITEE": as defined in Section 10.5.

               "INSOLVENCY": with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

               "INSOLVENT": pertaining to a condition of Insolvency.

               "INSURANCE REGULATIONS": any law, regulation, rule, directive or order applicable to an insurance company.

               "INSURANCE REGULATOR": any Person charged with the administration, oversight or enforcement of any Insurance Regulation.

               "INSURANCE SUBSIDIARY": any Subsidiary which is required to be licensed by any Department as an insurer or reinsurer and each direct or indirect Subsidiary of such Subsidiary.

               "INTELLECTUAL PROPERTY": the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, copyrights, copyright licenses, patents, patent licenses, trademarks, trademark licenses, technology, know-how and processes, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

               "INTEREST PAYMENT DATE": (a) as to any Base Rate Loan, the first day of each January, April, July and October to occur while such Loan is outstanding and the final maturity date of such Loan, (b) as to any Eurodollar Loan having an Interest Period of three months or shorter, the last day of such Interest Period, (c) as to any Eurodollar Loan having an Interest Period longer than three months, each day that is three months, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period and (d) as to any Loan, the date of any repayment or prepayment made in respect thereof.

               "INTEREST PERIOD": as to any Eurodollar Loan, (a) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two, three or six months (or, unless unavailable to any Lender, twelve months) thereafter, as selected by the relevant Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three or six months (or, unless unavailable to any Lender, twelve months) thereafter, as selected by the relevant Borrower by irrevocable notice to the Administrative Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto; PROVIDED that, all of the foregoing provisions relating to Interest Periods are subject to the following:

                 (i) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

                 (ii) any Interest Period in respect of the Loans that would otherwise extend beyond the Revolving Credit Termination Date shall end on the Revolving Credit Termination Date, and

                 (iii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period.

               "ISSUING LENDER": Fleet National Bank and any other Revolving Credit Lender from time to time designated by the Borrower as an Issuing Lender, with the consent of such Revolving Credit Lender and the Administrative Agent.

               "JOINT LEAD ARRANGERS": Fleet Securities, Inc. and Bank One Capital Markets, Inc.

               "L/C COMMITMENT": $50,000,000, as the same may be reduced from time to time pursuant to Section 2.7.

               "L/C FEE PAYMENT DATE": the first day of each January, April, July and October and the last day of the Revolving Credit Commitment Period.

               "L/C OBLIGATIONS": at any time, an amount equal to the sum of (a) the aggregate then undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit that have not then been reimbursed pursuant to Section 3.5.

               "L/C PARTICIPANTS": with respect to any Letter of Credit, the collective reference to all the Lenders other than the Issuing Lender that issued such Letter of Credit.

               "LENDERS": as defined in the preamble hereto.

               "LETTERS OF CREDIT": as defined in Section 3.1(a).

               "LICENSE": any license, certificate of authority, permit or other authorization which is required to be obtained from any Governmental Authority in connection with the operation, ownership or transaction of insurance or reinsurance business.

               "LIEN": any mortgage, pledge, security interest, encumbrance, charge or security interest of any kind.

               "LOAN": any loan made by any Lender pursuant to this Agreement, including any Swing Line Loan made by the Swing Line Lender.

               "LOAN DOCUMENTS": this Agreement, the Applications and the Notes.

               "MAJORITY LENDERS": the holders of more than 50% of the Total Revolving Extensions of Credit (or, if no such Revolving Extensions of Credit are outstanding, prior to any termination of the Revolving Credit Commitments, the holders of more than 50% of the Total Revolving Credit Commitments). The Total Revolving Credit Commitments in effect (or, when applicable, Total Revolving Extensions of Credit outstanding) of any Defaulting Lender shall be excluded for purposes of any vote of Majority Lenders.

               "MANDATORY CONVERTIBLE SECURITIES": equity securities or subordinated debt securities (which debt securities, if issued by a Borrower, will include subordination to the obligations of such Borrower hereunder), issued by White Mountains or one of its Subsidiaries which (i) are not (w) Mandatory Redeemable Securities or (x) Conditional Common Equity and (ii) provide, pursuant to the terms thereof, that the issuer of such securities (or an affiliate of such issuer) may cause (without the payment of additional cash consideration by the issuer thereof) the conversion of such securities to equity securities of White Mountains or one of its Subsidiaries upon the occurrence of a certain date or of certain events.

               "MANDATORY REDEEMABLE SECURITIES": debt or equity securities (other than Conditional Common Equity, so long as such Conditional Common Equity may not be required, by the holder thereof, to be repurchased or redeemed during the period provided for shareholder approval of conversion pursuant to the terms of such Conditional Common Equity) issued by White Mountains or one of its Subsidiaries which provide, pursuant to the terms thereof, that such securities must be repurchased or redeemed, or the holder of such securities may require the issuer of such securities to repurchase or redeem such securities, upon the occurrence of a certain date or of certain events.

               "MATERIAL ADVERSE EFFECT": a material adverse effect on (i) the business, assets, property or financial condition of the Borrowers and their Subsidiaries taken as a whole, or (ii) the validity or enforceability of this Agreement or any of the other Loan Documents or the rights and remedies of the Administrative Agent and the Lenders hereunder or thereunder.

               "MATERIAL INSURANCE SUBSIDIARY": OneBeacon, Folksamerica and any new Insurance Subsidiary acquired or formed after the Closing Date having Capital and Surplus of $250,000,000 or more.

               "MOODY'S": Moody's Investors Service, Inc. (or any successor thereto).

               "MULTIEMPLOYER PLAN": a Plan that is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

               "NAIC": the National Association of Insurance Commissioners or any successor thereto, or in the absence of the National Association of Insurance Commissioners or such successor, any other association, agency or other organization performing advisory, coordination or other like functions among insurance departments, insurance commissioners and similar Governmental Authorities of the various states of the United States towards the promotion of uniformity in the practices of such Governmental Authorities.

               "NON-EXCLUDED TAXES": as defined in Section 2.16(a).

               "NON-U.S. LENDER": as defined in Section 2.16(d).

               "NOTE": any promissory note evidencing any Loan.

               "ONEBEACON": OneBeacon Insurance Company, a Pennsylvania corporation.

               "ONEBEACON INSURANCE GROUP": OneBeacon Insurance Group LLC, a Delaware limited liability company and, for purposes of Section 6.1(b), the grouping of Subsidiaries of OneBeacon Insurance Group identified by NAIC Group Code 1129 (or any successor grouping equivalent thereto).

               "OTHER TAXES": any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

               "PARTICIPANT": as defined in Section 10.6(b).

               "PAYMENT OFFICE": the office specified from time to time by the Administrative Agent as its payment office by notice to the Borrowers and the Lenders.

               "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor).

               "PERMITTED LIENS": (i) any Lien upon Property to secure any part of the cost of development, construction, alteration, repair or improvement of such Property, or Debt incurred to finance such cost; (ii) any extension, renewal or replacement, in whole or in part, of any Lien referred to in the foregoing clause (i); (iii) any Lien relating to a sale and leaseback transaction; (iv) any Lien in favor of a Borrower or any Subsidiary granted by a Borrower or any Subsidiary in order to secure any intercompany obligations; (v) mechanic's, materialmen's, carriers' or other like Liens arising in the ordinary course of business (including construction of facilities) in respect of obligations which are not due or which are being contested in good faith: (vi) any Lien arising in connection with any legal proceeding which is being contested; (vii) Liens for taxes not yet subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings; (viii) minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not incurred in connection with Debt and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person; (ix) pledges or deposits under workers' compensation laws, unemployment insurance laws or similar social security legislation; (x) any deposit to secure performance of letters of credit, bids, leases, statutory obligations, surety and appeal bonds, performance bonds or other obligations of a like nature in the ordinary course of business; (xi) any interest or title of a lessor under any lease entered into in the ordinary course of business; (xii) Liens on assets of any Subsidiary which is required to be licensed as an insurer or reinsurer (or any Subsidiary of such Subsidiary) securing (a) Debt of any such Subsidiary to any other such Subsidiary, (b) short-term Debt incurred to provide short-term liquidity to facilitate claims payments in the event of catastrophe, (c) Debt incurred in the ordinary course of its business or in securing insurance-related obligations (that do not constitute Debt) and letters of credit issued for the account of any such Subsidiary in the ordinary course of its business or in securing insurance-related obligations (that do not constitute Debt) or (d) insurance-related obligations (that do not constitute Debt); and
     (xiii) Liens securing the obligations hereunder.

               "PERSON": an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

               "PLAN": at a particular time, any employee pension benefit plan that is subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which either of the Borrowers or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

               "PRINCIPAL BUSINESS": means (a) a business of the type engaged in by the Borrowers and their Subsidiaries on the date of the Agreement, (b) any other insurance, insurance services or insurance related business and
     (c) any business reasonably incident to any of the foregoing.

               "PROPERTY": any property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

               "QUALIFIED MANDATORY REDEEMABLE SECURITIES": Mandatory Redeemable Securities that, pursuant to the terms thereof, must be redeemed or repurchased, or may be required to be redeemed or repurchased at the option of the holder of such securities (other than upon the occurrence of one or more events or conditions other than the occurrence of a certain date), not sooner than the Revolving Credit Termination Date.

               "QUARTERLY STATEMENT": the quarterly statutory financial statement of any Insurance Subsidiary required to be filed with the Department of its jurisdiction of incorporation, which statement shall be in the form required by such Insurance Subsidiary's jurisdiction of incorporation or, if no specific form is so required, in the form of financial statements permitted by such Department to be used for filing quarterly statutory financial statements and shall contain the type of information permitted or required by such Department to be disclosed therein, together with all exhibits or schedules filed therewith.

               "REFUNDED SWING LINE LOANS": as defined in Section 2.4.

               "REFUNDING DATE": as defined in Section 2.4.

               "REGISTER": as defined in Section 10.6(d).

               "REGULATION U": Regulation U of the Board as in effect from time to time.

               "REIMBURSEMENT OBLIGATION": the obligation of the Borrowers to reimburse an Issuing Lender pursuant to Section 3.5 for amounts drawn under Letters of Credit issued by such Issuing Lender for the account of the Borrowers.

               "RELATED FUND": with respect to any Lender that is a fund that invests in commercial loans, any other fund that invests in commercial loans and is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

               "RELATED PERSONS": means, with respect to any Person:

               (1) any Affiliate of such Person;

               (2) the spouse, former spouse, lineal descendants, heirs, executors, administrators, testamentary trustees, legatees or beneficiaries of any such Person;

               (3) a trust, the beneficiaries of which, or a corporation or partnership or limited liability company, the stockholders, general or limited partners or members of which, include only such Person or his or her spouse, former spouse, lineal descendants or heirs; and

               (4) any investment fund or investment entity that is a subsidiary of or managed by such Person or a Related Person of such Person.

               "REORGANIZATION": with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

               "REPORTABLE EVENT": any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty day notice period is waived.

               "REQUIREMENT OF LAW": as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person (excluding, in the case of Section 2.15(a)(i), any of the foregoing relating to the Administrative Agent or any Lender), and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

               "RESPONSIBLE OFFICER": as to any Borrower or Insurance Subsidiary the chief executive officer, president, chief financial officer, treasurer, chief accounting officer, any vice president or any managing director of such Borrower or any Insurance Subsidiary, as the context requires.

               "REVOLVING CREDIT COMMITMENT": as to any Lender, the obligation of such Lender, if any, to make Revolving Credit Loans and participate in Swing Line Loans and Letters of Credit, in an aggregate principal or face amount not to exceed the amount set forth under the heading "Revolving Credit Commitment" opposite such Lender's name on Schedule 1 to this Agreement, or, as the case may be, in the Assignment and Acceptance pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof. The aggregate amount of the Total Revolving Credit Commitments on the date of this Agreement is $300,000,000, subject to decreases pursuant to Section 2.7.

               "REVOLVING CREDIT COMMITMENT PERIOD": the period from and including the Closing Date to the Revolving Credit Termination Date.

               "REVOLVING CREDIT LOANS": as defined in Section 2.1.

               "REVOLVING CREDIT PERCENTAGE": as to any Lender at any time, the percentage which such Lender's Revolving Credit Commitment then constitutes of the Total Revolving Credit Commitments (or, at any time after the Revolving Credit Commitments shall have expired or terminated, the percentage which the aggregate amount of such Lender's Revolving Extensions of Credit then outstanding constitutes of the amount of the Total Revolving Extensions of Credit then outstanding).

               "REVOLVING CREDIT TERMINATION DATE": September __, 2006.

               "REVOLVING EXTENSIONS OF CREDIT": as to any Lender at any time, an amount equal to the sum of (a) the aggregate principal amount of all Revolving Credit Loans made by such Lender then outstanding, (b) the principal amount equal to such Lender's Revolving Credit Percentage of the L/C Obligations then outstanding and (c) the principal amount equal to such Lender's Revolving Credit Percentage of the aggregate principal amount of Swing Line Loans then outstanding.

               "S&P": Standard & Poor's Rating Services (or any successor thereto).

               "SAP": with respect to any Insurance Subsidiary, the statutory accounting practices prescribed or permitted by the Department in the jurisdiction of such Insurance Subsidiary for the preparation of annual statements and other financial reports by insurance companies of the same type as such Insurance Subsidiary, which are applicable to the circumstances as of the date of determination.

               "SEC": the Securities and Exchange Commission (or successors thereto or an analogous Governmental Authority).

               "SFAS": Statements of Financial Accounting Standards adopted by the Financial Accounting Standards Board.

               "SINGLE EMPLOYER PLAN": any Plan that is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

               "SUBSIDIARY": of a Person means (a) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (b) any partnership, limited liability company, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a "Subsidiary" shall mean a Subsidiary of White Mountains.

               "SURPLUS DEBENTURES": as to any Insurance Subsidiary, debt securities of such Insurance Subsidiary the proceeds of which are permitted to be included, in whole or in part, as Capital and Surplus of such Insurance Subsidiary as approved and permitted by the applicable Department.

               "SWING LINE COMMITMENT": the obligation of the Swing Line Lender to make Swing Line Loans pursuant to Section 2.4 in an aggregate principal amount at any one time outstanding not to exceed $10,000,000.

               "SWING LINE LENDER": Fleet National Bank, in its capacity as the Lender of Swing Line Loans.

               "SWING LINE LOANS": as defined in Section 2.3.

               "SWING LINE PARTICIPATION AMOUNT": as defined in Section 2.4(c).

               "SYNDICATION AGENT": as defined in the preamble hereto.

               "TOTAL CONSOLIDATED DEBT": at any date, the sum, without duplication, of (a) all amounts that would, in conformity with GAAP, be reflected and classified as debt on a consolidated balance sheet of White Mountains and its consolidated Subsidaries prepared as of such date, (b) Indebtedness represented by (i) Trust Preferred Securities or

     Qualified Mandatory Redeemable Securities but only to the extent that such securities (other than Mandatory Convertible Securities) exceed 15% of Consolidated Capitalization or (ii) Mandatory Redeemable Securities other than Qualified Mandatory Redeemable Securities and (c) Indebtedness represented by Mandatory Convertible Securities but only to the extent that such Mandatory Convertible Securities plus Trust Preferred Securities and Qualified Mandatory Redeemable Securities exceed 25% of Consolidated Capitalization, provided, that in the event that the notes related to the Mandatory Convertible Securities remain outstanding following the exercise of forward purchase contracts related to such Mandatory Convertible Securities, then such outstanding notes will be included in Total Consolidated Debt thereafter. Total Consolidated Debt shall not, in any event, include (a) Hedge Agreements entered into in the ordinary course of business for non-speculative purposes, (b) Indebtedness of the type described in Sections 7.2(b) and (c), (c) Conditional Common Equity (d) any amounts in respect of Berskshire Preferred Stock, or (e) any other amounts in respect of Trust Preferred Securities, Mandatory Redeemable Securities or Mandatory Convertible Securities.

               "TOTAL REVOLVING CREDIT COMMITMENTS": at any time, the aggregate amount of the Revolving Credit Commitments then in effect.

               "TOTAL REVOLVING EXTENSIONS OF CREDIT": at any time, the aggregate amount of the Revolving Extensions of Credit of the Lenders outstanding at such time.

               "TRANSFEREE": as defined in Section 10.14.

               "TRUST PREFERRED SECURITIES": preferred securities issued by a special purpose entity, the proceeds of which are used to purchase subordinated debt securities of White Mountains or one of its Subsidiaries having terms that substantially mirror those of such preferred securities issued by the special purpose entity such that the debt securities constitute credit support for obligations in respect of such preferred securities and such preferred securities are reflected on a consolidated balance sheet of White Mountains and its consolidated Subsidiaries in accordance with GAAP.

               "TYPE": as to any Loan, its nature as a Base Rate Loan or a Eurodollar Loan.

               "UCC": as defined in Section 3.6.

               "UCP": as defined in Section 3.6.

               "UTILIZATION FEE RATE": the rate per annum set forth below which corresponds with the higher of (i) the most current senior unsecured debt rating issued by S&P and by Moody's (in the event of a rating split between S&P and Moody's, the higher rating shall apply, PROVIDED THAT if the S&P and Moody's ratings are split by two or more levels, the rating level that is one level above the lower rating shall apply) with respect to White Mountains and (ii) the most current senior unsecured debt rating issued by S&P and by Moody's (in the event of a rating split between S&P and Moody's, the higher rating shall apply, PROVIDED THAT if the S&P and Moody's ratings are split by two or more levels, the rating level that is one level above the lower rating shall apply) with respect to Fund American.

          LEVEL        RATING                                    UTILIZATION FEE
          ----------   ---------------------------------------   ---------------
          I            GREATER THAN OR EQUAL TO A-/A3            0.125%
          II           GREATER THAN OR EQUAL TO BBB+/Baa1        0.125%
          III          GREATER THAN OR EQUAL TO BBB/Baa2         0.250%
          IV           GREATER THAN OR EQUAL TO BBB-/Baa3        0.250%
          V            LESS THAN BBB-/Baa3                       0.250%

               Changes in the Utilization Fee Rate shall become effective on the date on which S&P and/or Moody's changes such rating. In the event that only one of the Borrowers is rated by a rating agency, the Utilization Fee Rate shall be tested only with respect to such Borrower. In the event that, at any time, neither of the Borrowers is rated by a rating agency, the Utilization Fee Rate shall be as for Level V.

               "WHITE MOUNTAINS": as defined in the preamble hereto.

               "WHITE MOUNTAINS GUARANTY": as defined in Section 2.21(a).

               "WHOLLY OWNED SUBSIDIARY": as to any Person, any other Person all of the Capital Stock of which (other than directors' qualifying shares required by law) is owned by such Person directly and/or through other Wholly Owned Subsidiaries.

          1.2 OTHER DEFINITIONAL PROVISIONS. Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.

          (a) As used herein and in the other Loan Documents, and any certificate or other document made or delivered pursuant hereto or thereto, accounting terms relating to the Borrowers or their Subsidiaries not defined in
Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP or SAP, as the case may be.

          (b) References herein to particular pages, columns, lines or sections of any Person's Annual Statement shall be deemed, where appropriate, to be references to the corresponding page, column, line or section of such Person's Quarterly Statement, or if no such corresponding page, column, line or section exists or if any report form changes, then to the corresponding item referenced thereby.

          (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

          (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

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                                                                              19

          (e) The word "or" is not exclusive and the words "include", "includes" or "including" shall be deemed to be followed by the phrase "without limitation".

          (f) References to "preferred stock" includes Capital Stock designated as preferred stock, preference shares, preferred shares or any similar term.

SECTION 2 AMOUNT AND TERMS OF COMMITMENTS

          2.1 REVOLVING CREDIT COMMITMENTS. (a) Subject to the terms and conditions hereof, the Lenders severally agree to make revolving credit loans ("REVOLVING CREDIT LOANS") to each Borrower from time to time during the Revolving Credit Commitment Period in an aggregate principal amount at any one time outstanding for each Lender which, when added to such Lender's Revolving Credit Percentage of the sum of (i) the L/C Obligations then outstanding and
(ii) the aggregate principal amount of the Swing Line Loans then outstanding, does not exceed the amount of such Lender's Revolving Credit Commitment. During the Revolving Credit Commitment Period each Borrower may use the Revolving Credit Commitments by borrowing, prepaying the Revolving Credit Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof. The Revolving Credit Loans may from time to time be Eurodollar Loans or Base Rate Loans, as determined by the applicable Borrower and notified to the Administrative Agent in accordance with Sections 2.2 and 2.9, provided that no Revolving Credit Loan shall be made as a Eurodollar Loan after the day that is one month prior to the Revolving Credit Termination Date.

          (b) Each Borrower shall repay all outstanding Revolving Credit Loans made to such Borrower on the Revolving Credit Termination Date.

          2.2. PROCEDURE FOR REVOLVING CREDIT BORROWING. A Borrower may borrow under the Revolving Credit Commitments on any Business Day during the Revolving Credit Commitment Period, provided that such Borrowers shall give the Administrative Agent a borrowing request in the form of Exhibit B hereto (hereinafter, a "Borrowing Request") (which Borrowing Request must be received by the Administrative Agent prior to 11:00 A.M., New York City time, (a) three Business Days prior to the requested Borrowing Date, in the case of Eurodollar Loans, or (b) one Business Day prior to the requested Borrowing Date, in the case of Base Rate Loans), and must specify (i) the amount and Type of Revolving Credit Loans to be borrowed, (ii) the requested Borrowing Date and (iii) in the case of Eurodollar Loans, the length of the initial Interest Period therefor. Each borrowing of Revolving Credit Loans under the Revolving Credit Commitments shall be in an amount equal to (x) in the case of Base Rate Loans, $1,000,000 or a whole multiple thereof (or, if the then aggregate Available Revolving Credit Commitments are less than $1,000,000, such lesser amount) and (y) in the case of Eurodollar Loans, $5,000,000 or a whole multiple of $1,000,000 in excess thereof; provided, that the Swing Line Lender may request, on behalf of any Borrower, borrowings of Base Rate Loans under the Revolving Credit Commitments in other amounts pursuant to Section 2.4. Upon receipt of any such notice from a Borrower, the Administrative Agent shall promptly notify each Lender thereof. Each Lender will make its Revolving Credit Percentage of the amount of each borrowing of Revolving Credit Loans available to the Administrative Agent for the account of such Borrower at the Funding Office prior to 12:00 Noon, New York City time, on the

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                                                                              20

Borrowing Date requested by such Borrower in funds immediately available to the Administrative Agent. Such borrowing will then be made available to such Borrower by the Administrative Agent in like funds as received by the Administrative Agent.

          2.3 SWING LINE COMMITMENT. (a) Subject to the terms and conditions hereof, the Swing Line Lender agrees that, during the Revolving Credit Commitment Period, it will make available to the Borrowers in the form of swing line loans ("SWING LINE LOANS") a portion of the credit otherwise available to the Borrowers under the Revolving Credit Commitments; PROVIDED that (i) the aggregate principal amount of Swing Line Loans outstanding at any time shall not exceed the Swing Line Commitment then in effect (notwithstanding that the Swing Line Loans outstanding at any time, when aggregated with the Swing Line Lender's other outstanding Revolving Credit Loans hereunder, may exceed the Swing Line Commitment then in effect or such Swing Line Lender's Revolving Credit Commitment then in effect) and (ii) the Borrowers shall not request, and the Swing Line Lender shall not make, any Swing Line Loan if, after giving effect to the making of such Swing Line Loan, the aggregate amount of the Available Revolving Credit Commitments would be less than zero. During the Revolving Credit Commitment Period, the Borrowers may use the Swing Line Commitment by borrowing, repaying and reborrowing, all in accordance with the terms and conditions hereof. Swing Line Loans shall be Base Rate Loans only.

          (b) The Borrowers shall repay all outstanding Swing Line Loans on the Revolving Credit Termination Date. Each payment in respect of Swing Line Loans shall be made to the Swing Line Lender.

          2.4 PROCEDURE FOR SWING LINE BORROWING; REFUNDING OF SWING LINE LOANS.
(a) A Borrower may borrow under the Swing Line Commitment on any Business Day during the Revolving Credit Commitment Period, PROVIDED, such Borrower shall give the Swing Line Lender irrevocable telephonic notice confirmed promptly in writing (which telephonic notice must be received by the Swing Line Lender not later than 1:00 P.M., New York City time, on the proposed Borrowing Date), specifying (i) the amount to be borrowed and (ii) the requested Borrowing Date. Each borrowing under the Swing Line Commitment shall be in an amount equal to $500,000 or a whole multiple of $100,000 in excess thereof. Not later than 3:00 P.M., New York City time, on the Borrowing Date specified in the borrowing notice in respect of any Swing Line Loan, the Swing Line Lender shall make available to the Administrative Agent at the Funding Office an amount in immediately available funds equal to the amount of such Swing Line Loan. The Administrative Agent shall make the proceeds of such Swing Line Loan available to such Borrower on such Borrowing Date in like funds as received by the Administrative Agent.

          (b) The Swing Line Lender, at any time and from time to time in its sole and absolute discretion may, on behalf of a Borrower (which hereby irrevocably directs the Swing Line Lender to act on its behalf), on one Business Day's notice given by the Swing Line Lender no later than 12:00 Noon, New York City time, request each Lender to make, and each Lender hereby agrees to make, a Revolving Credit Loan, in an amount equal to such Lender's Revolving Credit Percentage of the aggregate amount of the Swing Line Loans (the "REFUNDED SWING LINE LOANS") outstanding on the date of such notice, to repay the Swing Line Lender. Each Lender shall make the amount of such Revolving Credit Loan available to the Administrative Agent at

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                                                                              21

the Funding Office in immediately available funds, not later than 10:00 A.M., New York City time, one Business Day after the date of such notice. The proceeds of such Revolving Credit Loans shall be made immediately available by the Administrative Agent to the Swing Line Lender for application by the Swing Line Lender to the repayment of the Refunded Swing Line Loans. Upon the written request of any Lender, the Administrative Agent will, within three Business Days of such request, inform such Lender of the aggregate amount of Swing Line Loans outstanding on the date of such request.

          (c) If prior to the time a Revolving Credit Loan would have otherwise been made pursuant to Section 2.4(b), one of the events described in Section 8(f) shall have occurred and be continuing with respect to the Borrowers, or if for any other reason, as determined by the Swing Line Lender in its sole discretion, Revolving Credit Loans may not be made as contemplated by Section 2.4(b), each Lender shall, on the date such Revolving Credit Loan was to have been made pursuant to the notice referred to in Section 2.4(b) (the "REFUNDING DATE"), purchase for cash an undivided participating interest in the then outstanding Swing Line Loans by paying to the Swing Line Lender an amount (the "SWING LINE PARTICIPATION AMOUNT") equal to (i) such Lender's Revolving Credit Percentage TIMES (ii) the sum of the aggregate principal amount of Swing Line Loans then outstanding which were to have been repaid with such Revolving Credit Loans.

          (d) Whenever, at any time after the Swing Line Lender has received from any Lender such Lender's Swing Line Participation Amount, the Swing Line Lender receives any payment on account of the Swing Line Loans, the Swing Line Lender will distribute to such Lender its Swing Line Participation Amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's participating interest was outstanding and funded and, in the case of principal and interest payments, to reflect such Lender's PRO RATA portion of such payment if such payment is not sufficient to pay the principal of and interest on all Swing Line Loans then due); PROVIDED, HOWEVER, that in the event that such payment received by the Swing Line Lender is required to be returned, such Lender will return to the Swing Line Lender any portion thereof previously distributed to it by the Swing Line Lender.

          (e) Each Lender's obligation to make the Loans referred to in Section 2.4(b) and to purchase participating interests pursuant to Section 2.4(c) shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any setoff, counterclaim, recoupment, defense or other right which such Lender or the Borrowers may have against the Swing Line Lender, the Borrowers or any other Person for any reason whatsoever; (ii) the occurrence or continuance of a Default or an Event of Default or the failure to satisfy any of the other conditions specified in Section 5; (iii) any adverse change in the condition (financial or otherwise) of the Borrowers; (iv) any breach of this Agreement or any other Loan Document by the Borrowers or any Lender; or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

          2.5 REPAYMENT OF LOANS; EVIDENCE OF DEBT. (a) Each of the Borrowers hereby unconditionally promise to pay to the Administrative Agent for the account of the appropriate Lender (i) the then unpaid principal amount on the Revolving Credit Termination Date (or on such earlier date on which the Loans become due and payable pursuant to Section 8) of each Revolving Credit Loan of such Lender made to such Borrower and (ii) the then unpaid principal

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                                                                              22

amount on the Revolving Credit Termination Date (or on such earlier date on which the Loans become due and payable pursuant to Section 8) of each Swing Line Loan of such Swing Line Lender made to such Borrower. Each of the Borrowers hereby further agrees to pay interest to the Administrative Agent for the account of the appropriate Lender on the unpaid principal amount of the Loans made to it from time to time outstanding from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in Section 2.11.

          (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of each Borrower to such Lender resulting from each Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

          (c) The Administrative Agent, on behalf of each Borrower, shall maintain the Register pursuant to Section 10.6(d), and a subaccount therein for each Lender, in which shall be recorded (i) the amount of each Loan to such Borrower made hereunder and any Note evidencing such Loan, the Type of such Loan and each Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from such Borrower to each Lender hereunder and (iii) both the amount of any sum received by the Administrative Agent hereunder from or for the account of such Borrower and each Lender's share thereof.

          (d) The entries made in the Register and the accounts of each Lender maintained pursuant to Section 2.5(b) shall, to the extent permitted by applicable law, be PRIMA FACIE evidence of the existence and amounts of the obligations of each Borrower therein recorded; PROVIDED, HOWEVER, that the failure of any Lender or the Administrative Agent to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of any Borrower to repay (with applicable interest) the Loans made to it by such Lender in accordance with the terms of this Agreement.

          (e) Each of the Borrowers agrees that, upon the request to the Administrative Agent by any Lender, it will execute and deliver to such Lender a promissory note of such Borrower evidencing any Revolving Credit Loans or Swing Line Loans, as the case may be, made by such Lender to such Borrower, substantially in the forms of EXHIBIT C-1 or C-2, respectively, with appropriate insertions as to date and principal amount.

          2.6 FACILITY FEE, UTILIZATION FEE, ETC. (a) Fund American agrees to pay to the Administrative Agent for the account of each Lender a facility fee for the period from and including the Closing Date to the last day of the Revolving Credit Commitment Period, computed at the Facility Fee Rate on the average daily amount of the Revolving Credit Commitment of such Lender during the period for which payment is made, payable quarterly in arrears on the first Business Day of each January, April, July and October and on the Revolving Credit Termination Date, commencing on the first of such dates to occur after the Closing Date.

          (b) If during any quarter the average daily balance of the aggregate amount of outstanding Loans plus outstanding L/C Obligations is greater than fifty percent (50%) of the Total Revolving Credit Commitment then Fund American agrees to pay to the Administrative Agent, quarterly, in arrears, for the account of each Lender, a utilization fee for such quarter from and including the first day of such quarter to the last day of such quarter, computed at the

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                                                                              23

Utilization Fee Rate on the average daily amount of each Lender's Revolving Credit Percentage of outstanding Loans plus outstanding L/C Obligations. The utilization fee, if applicable, will be added to the Applicable Margin, such that payments of the Utilization Fee will be due at the same times as interest payments relating to the same borrowings.

          (c) The Borrowers agree to pay to the Syndication Agent the fees in the amounts and on the dates from time to time agreed to in writing by the Borrowers and the Syndication Agent.

          (d) The Borrowers agree to pay to the Joint Lead Arrangers the fees in the amounts and on the dates from time to time agreed to in writing by the Borrowers and the Joint Lead Arrangers.

          (e) The Borrowers agree to pay to the Administrative Agent the fees in the amounts and on the dates from time to time agreed to in writing by the Borrowers and the Administrative Agent.

          2.7 TERMINATION OR REDUCTION OF REVOLVING CREDIT COMMITMENTS. White Mountains shall have the right, upon not less than three Business Days' notice to the Administrative Agent, to terminate the Revolving Credit Commitments or, from time to time, to reduce the aggregate amount of the Revolving Credit Commitments; PROVIDED that no such termination or reduction of Revolving Credit Commitments shall be permitted if, after giving effect thereto and to any prepayments of the Revolving Credit Loans and Swing Line Loans made on the effective date thereof, the Total Revolving Extensions of Credit would exceed the Total Revolving Credit Commitments; PROVIDED, FURTHER, that a notice of termination of the Revolving Credit Commitments delivered by White Mountains may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by White Mountains (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any such reduction shall be in an amount equal to $1,000,000, or a whole multiple thereof, and shall reduce permanently the Revolving Credit Commitments then in effect.

          2.8 OPTIONAL PREPAYMENTS. (a) A Borrower may at any time and from time to time prepay the Loans made to such Borrower, in whole or in part, without premium or penalty, upon notice delivered to the Administrative Agent at least three Business Days prior thereto in the case of Eurodollar Loans and at least one Business Day prior thereto in the case of Base Rate Loans, which notice shall specify the date and amount of prepayment and whether the prepayment is of Eurodollar Loans or Base Rate Loans; provided, that (i) if a Eurodollar Loan is prepaid on any day other than the last day of the Interest Period applicable thereto, such Borrower shall also pay any amounts owing pursuant to Section 2.17 and (ii) no prior notice is required for the prepayment of Swing Line Loans; PROVIDED, FURTHER, that, if a notice of prepayment is given in connection with a conditional notice of termination of the Revolving Credit Commitments as contemplated by Section 2.7, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.7. Upon receipt of any such notice the Administrative Agent shall promptly notify the Lenders thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with (except in the case of Base Rate Loans) accrued interest to such

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                                                                              24

date on the amount prepaid. Partial prepayments of Loans shall be in an aggregate principal amount of $1,000,000 or a whole multiple thereof. Partial prepayments of Swing Line Loans shall be in an aggregate principal amount of $100,000 or a whole multiple thereof.

          2.9 CONVERSION AND CONTINUATION OPTIONS. (a) A Borrower may elect from time to time to convert Eurodollar Loans made to such Borrower to Base Rate Loans by giving the Administrative Agent at least two Business Days' prior irrevocable notice of such election, provided that any such conversion of Eurodollar Loans may be made only on the last day of an Interest Period with respect thereto. A Borrower may elect from time to time to convert Base Rate Loans made to such Borrower to Eurodollar Loans by giving the Administrative Agent at least three Business Days' prior irrevocable notice of such election (which notice shall specify the length of the initial Interest Period therefor), PROVIDED that no Base Rate Loan may be converted into a Eurodollar Loan (i) when any Event of Default has occurred and is continuing and the Administrative Agent or the Majority Lenders have determined in its or their sole discretion not to permit such conversions or (ii) after the date that is one month prior to the Revolving Credit Termination Date. Upon receipt of any such notice the Administrative Agent shall promptly notify the Lenders thereof.

          (b) A Borrower may elect to continue any Eurodollar Loan made to such Borrower as such upon the expiration of the then current Interest Period with respect thereto by giving irrevocable notice to the Administrative Agent, in accordance with the applicable provisions of the term "Interest Period" set forth in Section 1.1, of the length of the next Interest Period to be applicable to such Loans, PROVIDED that no Eurodollar Loan may be continued as such (i) when any Event of Default has occurred and is continuing and the Administrative Agent or the Majority Lenders have, determined in its or their sole discretion not to permit such continuations or (ii) after the date that is one month prior to the Revolving Credit Termination Date, and PROVIDED, FURTHER, that if such Borrower shall fail to give any required notice as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso, such Loans shall be converted automatically to Base Rate Loans on the last day of such then expiring Interest Period. Upon receipt of any such notice the Administrative Agent shall promptly notify the Lenders thereof.

          2.10 MAXIMUM NUMBER OF EURODOLLAR LOANS. Notwithstanding anything to the contrary in this Agreement, all borrowings, conversions, continuations and optional prepayments of Eurodollar Loans and all selections of Interest Periods shall be in such amounts and be made pursuant to such elections so that no more than seven Eurodollar Loans shall be outstanding at any one time.

          2.11 INTEREST RATES AND PAYMENT DATES. (a) Each Eurodollar Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such day plus the Applicable Margin.

          (b) Each Base Rate Loan shall bear interest at a rate per annum equal to the Base Rate.

          (c) (i) If all or a portion of the principal amount of any Loan or Reimbursement Obligation shall not be paid when due (whether at the stated maturity, by acceleration or

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                                                                              25

otherwise), such overdue amount shall bear interest at a rate per annum that is equal to (x) in the case of the Loans, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section PLUS 2% or (y) in the case of Reimbursement Obligations, the rate applicable to Base Rate Loans PLUS 2%, and (ii) if all or a portion of any interest payable on any Loan or Reimbursement Obligation or any facility fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to the rate then applicable to Base Rate Loans PLUS 2%, in each case, with respect to clauses (i) and (ii) above, from the date of such non-payment until such amount is paid in full (after as well as before judgment).

          (d) Interest shall be payable in arrears on each Interest Payment Date, PROVIDED that interest accruing pursuant to paragraph (c) of this Section shall be payable from time to time on demand.

          2.12 COMPUTATION OF INTEREST AND FEES. (a) Interest, fees and commissions payable pursuant hereto shall be calculated on the basis of a 365-day (or 366-day, as the case may be) year for the actual days elapsed, except that, with respect to Eurodollar Loans, the interest thereon shall be calculated on the basis of a 360-day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Borrowers and the Lenders of each determination of a Eurodollar Rate. Any change in the interest rate on a Loan resulting from a change in the Base Rate shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Borrowers and the Lenders of the effective date and the amount of each such change in interest rate.

          (b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrowers and the Lenders in the absence of manifest error.

          2.13 INABILITY TO DETERMINE INTEREST RATE. If prior to the first day of any Interest Period:

          (a) the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrowers) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, or

          (b) the Administrative Agent shall have received notice from the Majority Lenders that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period, the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrowers and the relevant Lenders as soon as practicable thereafter. If such notice is given (x) any Eurodollar Loans requested to be made on the first day of such Interest Period shall be made as Base Rate Loans, (y) any Loans that were to have been converted on the first day of such Interest Period to

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                                                                              26

Eurodollar Loans shall be continued as Base Rate Loans and (z) any outstanding Eurodollar Loans shall be converted, on the last day of the then current Interest Period with respect thereto, to Base Rate Loans. Until such notice has been withdrawn by the Administrative Agent, no further Eurodollar Loans shall be made or continued as such, nor shall the Borrowers have the right to convert Loans to Eurodollar Loans.

          2.14 PRO RATA TREATMENT AND PAYMENTS. (a) Each borrowing by the Borrowers from the Lenders hereunder, each payment by the Borrowers on account of any facility fee or Letter of Credit fee, and any reduction of the Revolving Credit Commitments of the Lenders, shall be made pro rata according to the respective Revolving Credit Percentages of the relevant Lenders. Each payment in respect of utilization fees payable hereunder shall be applied to the amounts of such obligations owing to the Lenders PRO RATA according to the respective amounts then due and owing to the Lenders.

          (b) Each payment (including each prepayment) by the Borrowers on account of principal of and interest on the Revolving Credit Loans of the Borrowers shall be made PRO RATA according to the respective outstanding principal amounts of the Revolving Credit Loans of the Borrowers then held by the Lenders. Each payment in respect of Reimbursement Obligations in respect of any Letter of Credit shall be made to the relevant Issuing Lender.

          (c) The application of any payment of Loans shall be made, FIRST, to Base Rate Loans and, SECOND, to Eurodollar Loans. Each payment of the Loans shall be accompanied by accrued interest to the date of such payment on the amount paid.

          (d) All payments (including prepayments) to be made by the Borrowers hereunder, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 12:00 Noon, New York City time, on the due date thereof to the Administrative Agent, for the account of the relevant Lenders, at the Payment Office, in Dollars and in immediately available funds. Any payment made by the Borrowers after 12:00 Noon, New York City time, on any Business Day shall be deemed to have been made on the next following Business Day. The Administrative Agent shall distribute such payments to the Lenders promptly upon receipt in like funds as received. If any payment hereunder (other than payments on the Eurodollar Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day. If any payment on a Eurodollar Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. In the case of any extension of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate during such extension.

          (e) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing by a Borrower that such Lender will not make the amount that would constitute its share of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to such Borrower a corresponding amount. If such amount is not made available

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                                                                              27

to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to the daily average Federal Funds Effective Rate for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this paragraph shall be conclusive in the absence of manifest error. If such Lender's share of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days after such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to Base Rate Loans, on demand, from such Borrower.

          (f) Unless the Administrative Agent shall have been notified in writing by a Borrower prior to the date of any payment due to be made by such Borrower hereunder that such Borrower will not make such payment to the Administrative Agent, the Administrative Agent may assume that such Borrower is making such payment, and the Administrative Agent may, but shall not be required to, in reliance upon such assumption, make available to the Lenders their respective pro rata shares of a corresponding amount. If such payment is not made to the Administrative Agent by such Borrower within three Business Days after such due date, the Administrative Agent shall be entitled to recover, on demand, from each Lender to which any amount which was made available pursuant to the preceding sentence, such amount with interest thereon at the rate per annum equal to the daily average Federal Funds Effective Rate. Nothing herein shall be deemed to limit the rights of the Administrative Agent or any Lender against such Borrower.

          2.15 REQUIREMENTS OF LAW. (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

               (i) shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any Application or any Eurodollar Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded Taxes covered by Section 2.16 and changes in the rate of tax on the overall net income of such Lender);

               (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender that is not otherwise included in the determination of the Eurodollar Rate hereunder; or

               (iii) shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans to a Borrower or issuing or participating in Letters of Credit issued at the request of a Borrower, or to reduce any amount receivable hereunder in respect thereof, then, in

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any such case, such Borrower shall promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable. If any Lender becomes entitled to claim any additional amounts pursuant to this Section, it shall promptly notify the relevant Borrower (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled.

          (b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder or under or in respect of any Letter of Credit to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, after submission by such Lender to the relevant Borrower (with a copy to the Administrative Agent) of a written request therefor, such Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such corporation for such reduction.

          (c) In addition to, and without duplication of, amounts which may become payable from time to time pursuant to paragraphs (a) and (b) of this
Section 2.15, each Borrower agrees to pay to each Lender which requests compensation under this paragraph (c) by notice to such Borrower, on the last day of each Interest Period with respect to any Eurodollar Loan made by such Lender to such Borrower, at any time when such Lender shall be required to maintain reserves against "Eurocurrency liabilities" under Regulation D of the Board of Governors of the Federal Reserve System (or, at any time when such Lender may be required by the Board of Governors of the Federal Reserve System or by any other Governmental Authority, whether within the United States or in another relevant jurisdiction, to maintain reserves against any other category of liabilities which includes deposits by reference to which the Eurodollar Rate is determined as provided in this Agreement or against any category of extensions of credit or other assets of such Lender which includes any such Eurodollar Loans), an additional amount (determined by such Lender's calculation or, if an accurate calculation is impracticable, reasonable estimate using such reasonable means of allocation as such Lender shall determine) equal to the actual costs, if any, incurred by such Lender during such Interest Period as a result of the applicability of the foregoing reserves to such Eurodollar Loans.

          (d) A certificate as to any additional amounts payable pursuant to this Section submitted by any Lender to a Borrower (with a copy to the Administrative Agent) shall be conclusive in the absence of manifest error. No Lender shall be entitled to compensation under this Section 2.15 from a Borrower for any costs incurred or reductions suffered more than 180 days prior to the date that such Lender notifies such Borrower of the circumstances giving rise to such increased costs or reductions and of such Lender's intention to claim compensation therefor; provided that if a change of law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof. The obligations of the Borrowers pursuant to this Section shall survive the

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termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

          2.16 TAXES. (a) Except as required by law, all payments made by the Borrowers under this Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise and doing business taxes (imposed in lieu of net income taxes) imposed on the Administrative Agent or any Lender as a result of a present or former connection between the Administrative Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Administrative Agent's or such Lender's having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document). If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("NON-EXCLUDED TAXES") or any Other Taxes are required to be withheld from any amounts payable to the Administrative Agent or any Lender hereunder, the amounts so payable to the Administrative Agent or such Lender shall be increased to the extent necessary to yield to the Administrative Agent or such Lender (after payment of all Non-Excluded Taxes and Other Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement; PROVIDED, HOWEVER, that no Borrower shall be required to increase any such amounts payable to any Lender with respect to any Non-Excluded Taxes (i) that are attributable to such Lender's failure to comply with the requirements of paragraph (d) or (e) of this Section or (ii) that are withholding taxes imposed on amounts payable to such Lender at the time such Lender becomes a party to this Agreement or designates a new lending office, except to the extent that such Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office or assignment, to receive additional amounts from the relevant Borrower with respect to such Non-Excluded Taxes pursuant to Section 2.16(a).

          (b) In addition, the Borrowers shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

          (c) Whenever any Non-Excluded Taxes or Other Taxes are payable by either of the Borrowers, as soon as practicable thereafter the relevant Borrower shall send to the Administrative Agent for its own account or for the account of the relevant Lender, as the case may be, a certified copy of an official receipt received by such Borrower showing payment thereof (or other evidence of such payment reasonably satisfactory to the Administrative Agent). If the relevant Borrower fails, to pay any Non-Excluded Taxes or Other Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, such Borrower shall indemnify the Administrative Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Administrative Agent or any Lender as a result of any such failure. The agreements in this Section 2.16 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

          (d) Each Lender (or Transferee) that is not (i) a citizen or resident of the United States of America, (ii) a corporation, partnership or other entity created or organized in or under

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                                                                              30

the laws of the United States of America (or any jurisdiction thereof), or (iii) an estate or trust that is subject to U.S. federal income taxation regardless of the source of its income (a "NON-U.S. LENDER") shall deliver to the Borrowers and the Administrative Agent (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased) two copies of either U.S. Internal Revenue Service Form W-8BEN or Form W-8ECI (or other applicable form), or, in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest", a statement substantially in the form of EXHIBIT D and a Form W-8BEN (or other applicable form), or any subsequent versions thereof or successors thereto properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or a reduced rate of, U.S. federal withholding tax on all payments by the Borrowers under this Agreement and the other Loan Documents. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of any Participant, on or before the date such Participant purchases the related participation). In addition, each Non-U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender. Each Non-U.S. Lender shall, as soon as reasonably practicable, notify the Borrowers at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Borrowers (or any other form of certification adopted by the U.S. taxing authorities for such purpose). Notwithstanding any other provision of this paragraph, a Non-U.S. Lender shall not be required to deliver any form pursuant to this paragraph that such Non-U.S. Lender is not legally able to deliver.

          (e) A Lender that is entitled to an exemption from or reduction of non-U.S. withholding tax under the law of the jurisdiction in which a Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to such Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by such Borrower, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrowers as will permit such payments to be made without withholding or at a reduced rate, PROVIDED that such Lender is legally entitled to complete, execute and deliver such documentation.

          2.17 INDEMNITY. Each Borrower agrees to indemnify each Lender for, and to hold each Lender harmless from, any loss or expense that such Lender sustains or incurs as a consequence of (a) default by such Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans after such Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by such Borrower in making any prepayment after such Borrower has given a notice thereof in accordance with the provisions of this Agreement or (c) the making by such Borrower of a prepayment or conversion of Eurodollar Loans on a day that is not the last day of an Interest Period with respect thereto; PROVIDED that any request for indemnification made by a Lender pursuant to this Section 2.17 shall be made within six months of the incurrence of the loss or expense requested to be indemnified. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest that would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the

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                                                                              31

applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) that would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank Eurodollar market. A certificate as to any amounts payable pursuant to this Section submitted to a Borrower by any Lender shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

          2.18 ILLEGALITY. Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain Eurodollar Loans as contemplated by this Agreement, (a) the commitment of such Lender hereunder to make Eurodollar Loans, continue Eurodollar Loans as such and convert Base Rate Loans to Eurodollar Loans shall forthwith be canceled and (b) such Lender's Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to Base Rate Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a Eurodollar Loan to a Borrower occurs on a day which is not the last day of the then current Interest Period with respect thereto, such Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to Section 2.17.

          2.19 CHANGE OF LENDING OFFICE. Each Lender agrees that, upon the occurrence of any event that it knows to give rise to the operation of Section 2.15, 2.16(a) or 2.18 with respect to such Lender, it will use all commercially reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event, or to assign its rights and obligations hereunder with respect to such Loans to another of its offices, branches or affiliates with the object of avoiding the consequences of such event, or to assign its rights and obligations hereunder with respect to such Loans to another of its offices, branches or affiliates, with the object of avoiding the consequences of such event; PROVIDED, that such designation is made on terms that, in the reasonable sole judgment of such Lender, cause such Lender and its lending office(s) to suffer no economic, legal or regulatory disadvantage, and provided, further, that nothing in this Section shall affect or postpone any of the obligations of the Borrowers or the rights of any Lender pursuant to Section 2.15, 2.16(a) or 2.18.

          2.20 REPLACEMENT OF LENDERS UNDER CERTAIN CIRCUMSTANCES. The Borrowers shall be permitted to replace any Lender (a) that requests reimbursement for amounts owing pursuant to Section 2.15, (b) with respect to which any Borrower is required to pay any amounts under Section 2.16 or (c) that defaults in its obligation to make Loans hereunder, with a replacement financial institution or other entity; PROVIDED that (i) such replacement does not conflict with any Requirement of Law, (ii) no Event of Default shall have occurred and be continuing at the time of such replacement, (iii) prior to any such replacement, such Lender shall have taken no action under Section 2.19 so as to eliminate the continued need for payment of amounts owing pursuant to Section 2.15 or 2.16,
(iv) the replacement financial institution or other entity shall purchase, at par, all Loans and other amounts owing to such replaced Lender on or prior to the date of replacement, (v) each Borrower shall be liable to such replaced Lender under Section 2.17 (as though Section 2.17 were applicable) if any Eurodollar Loan to such Borrower owing to such

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                                                                              32

replaced Lender shall be purchased other than on the last day of the Interest Period relating thereto, (vi) the replacement financial institution or other entity, if not already a Lender, shall be reasonably satisfactory to the Administrative Agent, (vii) the replaced Lender and replacement Lender shall be obligated to make such replacement in accordance with the provisions of Section
10.6 (including, without limitation, obtaining the consents provided for therein) (provided that the Borrowers shall be obligated to pay the registration and processing fee referred to therein), (viii) the Borrowers shall pay all additional amounts (if any) required pursuant to Section 2.15 or 2.16, as the case may be, in respect of any period prior to the date on which such replacement shall be consummated, and (ix) any such replacement shall not be deemed to be a waiver of any rights that the Borrowers, the Administrative Agent or any other Lender shall have against the replaced Lender.

          2.21 GUARANTY OF PAYMENT AND PERFORMANCE.

          (a) GUARANTY BY WHITE MOUNTAINS OF FUND AMERICAN'S OBLIGATIONS. White Mountains (being referred to herein in its capacity as guarantor as a "GUARANTOR") hereby guarantees (such guaranty being hereinafter referred to as the "WHITE MOUNTAINS GUARANTY") to the Lenders and the Administrative Agent the full and punctual payment when due (whether at stated maturity, by required pre-payment, by acceleration or otherwise) of all of the obligations of Fund American hereunder and under the other Loan Documents (including the principal of the Loans advanced to Fund American, all Reimbursement Obligations of Fund American in respect of Letters of Credit, and all interest, fees, expenses, indemnities and other amounts payable by Fund American hereunder), including all such which would become due but for the operation of the automatic stay pursuant to Section 362(a) of the Federal Bankruptcy Code and the operation of Section 502(b) of the Federal Bankruptcy Code. The White Mountains Guaranty is an absolute, unconditional and continuing guaranty of the full and punctual payment and performance of all such obligations of Fund American hereunder and under the other Loan Documents, and not of their collectibility only and is in no way conditioned upon any requirement that the Administrative Agent or any Lender first attempt to collect any of Fund American's obligations from Fund American or resort to any other means of obtaining payment. Should an Event of Default occur with respect to the payment or performance of any such obligations of Fund American, the obligations of White Mountains under the White Mountains Guaranty with respect to such obligations in default shall, upon demand by the Administrative Agent, become immediately due and payable to the Administrative Agent, for the benefit of the Lenders and the Administrative Agent, without demand or notice of any nature, all of which are expressly waived by White Mountains. Payments by White Mountains in respect of the White Mountains Guaranty may be required by the Administrative Agent on any number of occasions. All payments by White Mountains in respect of the White Mountains Guaranty shall be made to the Administrative Agent, in the manner and at the place of payment specified hereunder, for the account of the Lenders and the Administrative Agent.

          (b) GUARANTY BY FUND AMERICAN OF WHITE MOUNTAINS' OBLIGATIONS. Fund American (being referred to herein in its capacity as guarantor as a "GUARANTOR" and together with White Mountains, in its capacity as a guarantor, as the "GUARANTORS") hereby guarantees (such guaranty being hereinafter referred to as the "FUND AMERICAN GUARANTY" and together with the White Mountains Guaranty as the "GUARANTEES" and individually as a "GUARANTY") to the Lenders and the Administrative Agent the full and punctual payment when due (whether at stated

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maturity, by required pre-payment, by acceleration or otherwise) of all of the principal of the Loans advanced to White Mountains, all Reimbursement Obligations of White Mountains in respect of Letters of Credit and all interest payable by White Mountains hereunder, including all such which would become due but for the operation of the automatic stay pursuant to Section 362(a) of the Federal Bankruptcy Code and the operation of Section 502(b) of the Federal Bankruptcy Code. The Fund American Guaranty is an absolute, unconditional and continuing guaranty of the full and punctual payment and performance of all of White Mountains' obligations, PROVIDED THAT, unless (a) White Mountains is the subject of a voluntary or involuntary proceeding under federal or state bankruptcy, insolvency or similar law or (b) demand first being made on White Mountains is not otherwise required by the terms of the Certificate of Designation, Fund American's obligations in respect of the Fund American Guaranty are conditioned on demand having been made on White Mountains for the payment of White Mountains' obligations (the "Demand Requirement"). Payments by Fund American in respect of the Fund American Guaranty may be required by the Administrative Agent on any number of occasions. All payments by Fund American in respect of the Fund American Guaranty shall be made to the Administrative Agent, in the manner and at the place of payment specified hereunder, for the account of the Lenders and the Administrative Agent.

          (c) AGREEMENT TO PAY ENFORCEMENT COSTS, ETC. Each of the Guarantors further agrees, as the principal obligor and not as a guarantor only, to pay to the Administrative Agent, on demand, all costs and expenses (including court costs and legal expenses) incurred or expended by the Administrative Agent or any Lender in connection with its Guaranty and the enforcement thereof, together with interest on amounts recoverable under this Section 2.21(c) from the time when such amounts become due until payment, whether before or after judgment, at the rate of interest for overdue principal set forth in this Agreement, PROVIDED THAT if such interest exceeds the maximum amount permitted to be paid under applicable law, then such interest shall be reduced to such maximum permitted amount.

          (d) WAIVERS BY GUARANTORS; LENDERS' FREEDOM TO ACT. Subject to the Demand Requirement, to the fullest extent permitted by applicable law, each of the Guarantors agrees that the obligations that it has guaranteed hereunder will be paid and performed strictly in accordance with their respective terms, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Administrative Agent or any Lender with respect thereto. Subject to the Demand Requirement, to the fullest extent permitted by applicable law, each of the Guarantors waives promptness, diligences, presentment, demand, protest, notice of acceptance, notice of any obligations incurred and all other notices of any kind, all defenses which may be available by virtue of any valuation, stay, moratorium law or other similar law now or hereafter in effect, any right to require the marshalling of assets of either of the Borrowers or any other entity or other person primarily or secondarily liable with respect to any of the obligations, and all suretyship defenses generally. Without limiting the generality of the foregoing, but subject to the Demand Requirement, each of the Guarantors agrees to the provisions of any instrument evidencing or otherwise executed in connection with any obligation and agrees, to the fullest extent permitted by applicable law, that its obligations in respect of its Guaranty shall not be released or discharged, in whole or in part, or otherwise affected by (i) the failure of the Administrative Agent or any Lender to assert any claim or demand or to enforce any right or remedy against the Company or any other entity or other person primarily or secondarily liable with respect to any of the obligations; (ii) any extensions, compromise,

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refinancing, consolidation or renewals of any obligation; (iii) any change in the time, place or manner of payment of any of the obligations or any rescissions, waivers, compromise, refinancing, consolidation or other amendments or modifications of any of the terms or provisions of this Agreement or the other Loan Documents or any other agreement evidencing or otherwise executed in connection with any of the obligations, (iv) the addition, substitution or release of any entity or other person primarily or secondarily liable for any obligation; (v) the adequacy of any rights which the Administrative Agent or any Lender may have against any means of obtaining repayment of any of the obligations; or (vi) any other act or omission which might in any manner or to any extent vary the risk of either of the Guarantors or otherwise operate as a release or discharge of either of the Guarantors, all of which may be done without notice to either of the Guarantors. Subject to the Demand Requirement, to the fullest extent permitted by law, each of the Guarantors hereby expressly waives any and all rights or defenses arising by reason of (A) any "one action" or "anti-deficiency" law which would otherwise prevent the Administrative Agent or any Lender from bringing any action, including any claim for a deficiency, or exercising any other right or remedy (including any right of set-off), against either of the Guarantors before or after the Administrative Agent's or such Lender's commencement or completion of any foreclosure action, whether judicially, by exercise of power of sale or otherwise, or (B) any other law which in any other way would otherwise require any election of remedies by the Administrative Agent or any Lender.

          (e) UNENFORCEABILITY OF OBLIGATIONS AGAINST THE BORROWERS. If for any reason either of the Borrowers has no legal existence or is under no legal obligation to discharge any of its obligations under this Agreement or under the other Loan Documents guaranteed by a Guarantor, or if any of such obligations have become irrecoverable from either of the Borrowers by reason of such Borrower's bankruptcy or reorganization or by other operation of law or for any other reason, the Guarantees shall, to the fullest extent permitted by applicable law, nevertheless be binding on each of the Guarantors to the same extent as if the affected Guarantor at all times had been the principal obligor on all such obligations subject to the Demand Requirement. In the event that acceleration of the time for payment of any of the guaranteed obligations of the Borrowers under this Agreement or the other Loan Documents is stayed upon the insolvency, bankruptcy or reorganization of either the Borrowers, or for any other reason, all such obligations otherwise subject to acceleration under the terms of this Agreement and the other Loan Documents or any other agreement evidencing or otherwise executed in connection with any such obligation shall, subject to the Demand Requirement, be immediately due and payable by the applicable Guarantor

          (f) SUBROGATION. Until the final payment and performance in full of all of the obligations of the Borrowers under this Agreement and the other Loan Documents, neither of the Guarantors shall exercise any rights against the Borrowers arising as a result of payment by such Guarantor in respect of its Guaranty, by way of subrogation, reimbursement, restitution, contribution or otherwise, and will not prove any claim in competition with the Administrative Agent or any Lender in respect of any payment hereunder in any bankruptcy, insolvency or reorganization case or proceedings of any nature and such Guarantor will not claim any setoff, recoupment or counterclaim against the applicable Borrower in respect of any liability of such Guarantor to the applicable Borrower.

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                                                                              35

          (g) PROVISIONS SUPPLEMENTAL. The provisions of this Section 2.21 shall be supplemental to and not in derogation of any other rights and remedies of the Lenders and the Administrative Agent under this Agreement, the other Loan Documents and any separate agreement which the Administrative Agent may at any time and from time to time enter into with either of the Guarantors for the benefit of the Lenders and the Administrative Agent.

          (h) FURTHER ASSURANCES. Each of the Guarantors agrees that it will from time to time, at the request of the Administrative Agent, do all such things and execute all such documents as the Administrative Agent may reasonably request to give full effect to the Guarantee of such Guarantor and to preserve the rights and powers of the Lenders and the Administrative Agent in respect of such Guarantee. Each of the Guarantors acknowledges and confirms that it has established its own adequate means of obtaining from the applicable Borrower on a continuing basis all information desired by such Guarantor concerning the financial condition of the applicable Borrower and that such Guarantor will look to the applicable Borrower and not to the Administrative Agent or any Lender in order for such Guarantor to keep adequately informed of changes in the applicable Borrower's financial condition.

          (i) SUCCESSORS AND ASSIGNS. The Guarantee of each Guarantor shall be binding upon such Guarantor, its successors and assigns, and shall inure to the benefit of the Administrative Agent and the Lenders and their respective , permitted transferees and permitted assigns. Without limiting the generality of the foregoing sentence, each Lender may, to the extent permitted by Section 10.6, assign or otherwise transfer this Agreement, the other Loan Documents or any other agreement or note held by it evidencing or otherwise executed in connection with the guaranteed obligations, or sell participations in any interest therein, to any other entity or other person, and such other entity or other person shall, to the extent provided by Section 10.6, thereupon become vested, to the extent set forth in the agreement evidencing such assignment, transfer or participation, with all the rights in respect thereof granted to such Lender herein, all in accordance with Section 10.6 of this Agreement.

SECTION 3 LETTERS OF CREDIT

          3.1 L/C COMMITMENT. (a) Subject to the terms and conditions hereof, each Issuing Lender, in reliance on the agreements of the other Lenders set forth in Section 3.4(a), agrees to issue letters of credit ("LETTERS OF CREDIT") for the account of either of the Borrowers on any Business Day during the Revolving Credit Commitment Period in such form as may be approved from time to time by the Issuing Lender; PROVIDED, that the Issuing Lender shall not issue any Letter of Credit if, after giving effect to such issuance, (i) the L/C Obligations would exceed the L/C Commitment or (ii) the aggregate amount of the Available Revolving Credit Commitments would be less than zero. Each Letter of Credit shall (i) be denominated in Dollars and (ii) expire no later than the earlier of (x) the first anniversary of its date of issuance and (y) the date which is five Business Days prior to the Revolving Credit Termination Date, provided that any Letter of Credit with a one-year term may provide for the renewal thereof for additional one-year periods (which shall in no event extend beyond the date referred to in clause (y) above).

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                                                                              36

          (b) No Issuing Lender shall at any time be obligated to issue any Letter of Credit hereunder if such issuance would conflict with, or cause the Issuing Lender or any L/C Participant to exceed any limits imposed by, any applicable Requirement of Law.

          3.2 PROCEDURE FOR ISSUANCE OF LETTER OF CREDIT. Each Borrower may from time to time request that an Issuing Lender issue a Letter of Credit by delivering to the Issuing Lender (with a copy to the Administrative Agent) at its address for notices specified herein an Application therefor, completed to the satisfaction of such Issuing Lender, and such other certificates, documents and other papers and information as such Issuing Lender may request. Upon receipt of any Application, such Issuing Lender will process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Letter of Credit requested thereby by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed to by such Issuing Lender and the relevant Borrower (but in no event shall any Issuing Lender be required to issue any Letter of Credit earlier than three Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto). Promptly after issuance by an Issuing Lender of a Letter of Credit, such Issuing Lender shall furnish a copy of such Letter of Credit to the requesting Borrower. Each Issuing Lender shall, within three days of such issuance, give notice to the Administrative Agent of the issuance of each Letter of Credit issued by such Issuing Lender (including the amount thereof). Upon the written request of any Lender, the Administrative Agent will, within three Business Days of such request, inform such Lender of the aggregate drawable amount of all outstanding Letters of Credit issued to the Borrowers on the date of such request.

          3.3 FEES AND OTHER CHARGES. (a) Each Borrower will pay to the Administrative Agent, for the account of the Lenders, a fee on the aggregate drawable amount of all outstanding Letters of Credit issued for its account at a per annum rate equal to the Applicable Margin then in effect with respect to Eurodollar Loans, to be shared ratably among the Lenders in accordance with their respective Revolving Credit Percentages and payable quarterly in arrears on each L/C Fee Payment Date after the issuance date. In addition, each Borrower shall pay to the relevant Issuing Lender for its own account a fronting fee on the aggregate drawable amount of all outstanding Letters of Credit issued by such Issuing Lender for such Borrower's account at a rate to be agreed upon by such Borrower and such Issuing Lender, payable quarterly in arrears on each L/C Fee Payment Date after the date of issuance of such Letter of Credit.

          (b) In addition to the foregoing fees, each Borrower shall pay or reimburse each Issuing Lender for such normal and customary costs and expenses as are incurred or charged by such Issuing Lender in issuing, negotiating, effecting payment under, amending or otherwise administering any Letter of Credit issued for the account of such Borrower.

          3.4 L/C PARTICIPATIONS. (a) Each Issuing Lender irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce each Issuing Lender to issue Letters of Credit hereunder, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from each Issuing Lender, on the terms and conditions hereinafter stated, for such L/C Participant's own account and risk, an undivided interest equal to such L/C Participant's Revolving Credit Percentage in each Issuing Lender's obligations and rights under

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                                                                              37

each Letter of Credit issued by such Issuing Lender hereunder and the amount of each draft paid by such Issuing Lender thereunder. Each L/C Participant unconditionally and irrevocably agrees with each Issuing Lender that, if a draft is paid under any Letter of Credit issued by such Issuing Lender for which such Issuing Lender is not reimbursed in full by the Borrowers in accordance with the terms of this Agreement, such L/C Participant shall pay to such Issuing Lender upon demand at the Issuing Lender's address for notices specified herein an amount equal to such L/C Participant's Revolving Credit Percentage of the amount of such draft, or any part thereof, that is not so reimbursed.

          If any amount required to be paid by any L/C Participant to an Issuing Lender pursuant to Section 3.4(a) in respect of any unreimbursed portion of any payment made by such Issuing Lender under any Letter of Credit is paid to such Issuing Lender within three Business Days after the date such payment is due, such L/C Participant shall pay to such Issuing Lender on demand an amount equal to the product of (i) such amount, times (ii) the daily average Federal Funds Effective Rate during the period from and including the date such payment is required to the date on which such payment is immediately available to such Issuing Lender, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 365 (or, in the case of a leap year, 366).

          (b) If any such amount required to be paid by any L/C Participant pursuant to Section 3.4(a) is not made available to such Issuing Lender by such L/C Participant within three Business Days after the date such payment is due, such Issuing Lender shall be entitled to recover from such L/C Participant, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to Base Rate Loans. A certificate of such Issuing Lender submitted to any L/C Participant with respect to any such amounts owing under this Section shall be conclusive in the absence of manifest error.

          (c) Whenever, at any time after an Issuing Lender has made payment under any Letter of Credit and has received from any L/C Participant its PRO RATA share of such payment in accordance with Section 3.4(a), such Issuing Lender receives any payment related to such Letter of Credit (whether directly from the Borrowers or otherwise, including proceeds of collateral applied thereto by the Issuing Lender), or any payment of interest on account thereof, such Issuing Lender will distribute to such L/C Participant its PRO RATA share thereof; PROVIDED, HOWEVER, that in the event that any such payment received by such Issuing Lender shall be required to be returned by such Issuing Lender, such L/C Participant shall return to such Issuing Lender the portion thereof previously distributed by such Issuing Lender to it.

          3.5 REIMBURSEMENT OBLIGATION OF THE BORROWERS. Each of the Borrowers agree to reimburse each Issuing Lender, on the next Business Day after each date on which such Issuing Lender notifies such Borrower of the date and amount of a draft presented under any Letter of Credit issued for the account of such Borrower and paid by the Issuing Lender, for the amount of (a) such draft so paid and (b) any taxes, fees, charges or other costs or expenses incurred by the Issuing Lender in connection with such payment (the amounts described in the foregoing clauses (a) and (b) in respect of any drawing, collectively, the "PAYMENT AMOUNT"). Each such payment shall be made to such Issuing Lender at its address for notices specified herein in lawful money of the United States of America and in immediately available funds. Interest shall be payable on each Payment Amount from the date of the applicable drawing until payment in full at the rate

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                                                                              38

set forth in (i) until the second Business Day following the date of the applicable drawing, Section 2.11(b) and (ii) thereafter, Section 2.11(c). Each drawing under any Letter of Credit issued for the account of a Borrower shall (unless an event of the type described in clause (i) or (ii) of Section 8(f) shall have occurred and be continuing with respect to the Borrowers, in which case the procedures specified in Section 3.4 for funding by L/C Participants shall apply) constitute a request by such Borrower to the Administrative Agent for a borrowing pursuant to Section 2.2 of Base Rate Loans or, at the option of the Administrative Agent and the Swing Line Lender in their sole discretion, a borrowing pursuant to Section 2.4 of Swing Line Loans, in the amount of such drawing. The Borrowing Date with respect to such borrowing shall be the first date on which a borrowing of Revolving Credit Loans (or, if applicable, Swing Line Loans) could be made, pursuant to Section 2.2 (or, if applicable, Section 2.4), if the Administrative Agent had received a notice of such borrowing at the time the Administrative Agent receives notice from the relevant Issuing Lender of such drawing under such Letter of Credit.

          3.6 OBLIGATIONS ABSOLUTE. Each Borrower's obligations under this
Section 3 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment that such Borrower may have or have had against any Issuing Lender, any beneficiary of a Letter of Credit or any other Person. Each Borrower also agrees with the Issuing Lender that the Issuing Lender shall not be responsible for, and its Reimbursement Obligations under Section 3.5 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among such Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of such Borrower against any beneficiary of such Letter of Credit or any such transferee. No Issuing Lender shall be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Issuing Lender. Each Borrower agrees that any action taken or omitted by an Issuing Lender under or in connection with any Letter of Credit issued by it for the account of such Borrower or the related drafts or documents, if done in the absence of gross negligence or willful misconduct and in accordance with the standards of care specified in the Uniform Commercial Code in effect in the State of New York (the "UCC") or, if applicable to such Letter of Credit, the Uniform Customs and Practice for Documentary Credits as published by the International Chamber of Commerce most recently at the time of issuance of any Letter of Credit (the "UCP"), shall be binding on such Borrower and shall not result in any liability of such Issuing Lender to such Borrower.

          3.7 LETTER OF CREDIT PAYMENTS. If any draft shall be presented for payment under any Letter of Credit, the relevant Issuing Lender shall promptly notify the Borrowers of the date and amount thereof. The responsibility of the relevant Issuing Lender to the Borrowers in connection with any draft presented for payment under any Letter of Credit, in addition to any payment obligation expressly provided for in such Letter of Credit issued by the Issuing Lender, shall be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment appear on their face to be in conformity with such Letter of Credit.

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                                                                              39

          3.8 APPLICATIONS. To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of this
Section 3, the provisions of this Section 3 shall apply.

SECTION 4 REPRESENTATIONS AND WARRANTIES

          To induce the Administrative Agent and the Lenders to enter into this Agreement and to make the Loans and issue or participate in the Letters of Credit, the Borrowers hereby jointly and severally represent and warrant to the Administrative Agent and each Lender that:

          4.1 FINANCIAL CONDITION. The audited consolidated balance sheet of White Mountains and its consolidated Subsidiaries, as at December 31, 2002 and the related consolidated statements of income and of cash flows for the fiscal year ended on such date, reported on by and accompanied by unqualified reports from PricewaterhouseCoopers LLP, present fairly in all material respects the consolidated financial condition of White Mountains and its consolidated Subsidiaries, as at such date, and the consolidated results of their operations and their consolidated cash flows for such fiscal year then ended in accordance with GAAP applied consistently throughout the periods involved (except as approved by the aforementioned firm of accountants and disclosed therein). The unaudited consolidated balance sheet of White Mountains and its consolidated Subsidiaries, as of and for the fiscal quarters ended March 31, 2003 and June 30, 2003, and the related unaudited consolidated statements of income and cash flows for such fiscal quarters ended on such dates, present fairly in all material respects the consolidated financial condition of White Mountains and its consolidated Subsidiaries as at such dates, and the consolidated results of their operations and their consolidated cash flows for the fiscal quarters then ended in accordance with GAAP applied consistently throughout the periods involved (except (x) as approved by the aforementioned firms of accountants and disclosed therein or (y) for normal year-end audit adjustments and the absence of footnotes).

          4.2 NO CHANGE. Up to and including the Closing Date, since December 31, 2002 there has been no development or event that has had or could reasonably be expected to have a Material Adverse Effect.

          4.3 CORPORATE EXISTENCE; COMPLIANCE WITH LAW. Each of the Borrowers and their Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, except to the extent that the failure of the Subsidiaries (other than Fund American) to be so organized, validly existing and in good standing could not, in the aggregate, reasonably be expected to have a Material Adverse Effect, (b) has the corporate or other power and authority, and the legal right, to own and operate its Property, to lease the Property it operates as lessee and to conduct the business in which it is currently engaged, , except to the extent that the failure to have such power, authority and legal right could not, in the aggregate, reasonably be expected to have a Material Adverse Effect, (c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of Property or the conduct of its business requires such qualification, except to the extent failure to so qualify or be in good standing could not, in the aggregate, reasonably be expected to have a Material Adverse Effect, and (d) is in compliance with all Requirements of Law, including, without limitation, with respect to environmental laws, except to the extent that

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                                                                              40

the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect. The Guaranty by Fund American pursuant to Section 2.21 hereof of the outstanding principal amount of any Loans that have been advanced to White Mountains plus all Reimbursement Obligations of White Mountains in respect of Letters of Credit that have been issued for the account of White Mountains plus all accrued interest payable thereon by White Mountains hereunder is not prohibited by Section 4 of the Certificate of Designation.

          4.4 CORPORATE POWER; AUTHORIZATION; ENFORCEABLE OBLIGATIONS. Each of the Borrowers has the corporate or other power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and to borrow hereunder. Each of the Borrowers has taken all necessary corporate or other action to authorize the execution, delivery and performance of the Loan Documents to which it is a party and to authorize the borrowings on the terms and conditions of this Agreement. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the borrowings hereunder or the execution, delivery, performance, validity or enforceability of this Agreement or any of the other Loan Documents, except consents, authorizations, filings and notices described in Schedule 4.4, which consents, authorizations, filings and notices have been obtained or made and are in full force and effect and except to the extent failure to obtain any consents, authorizations, filings, and notices could not, in the aggregate, reasonably be expected to have a Material Adverse Effect. Each Loan Document has been duly executed and delivered on behalf of each Borrower that is a party thereto. This Agreement constitutes, and each other Loan Document upon execution will constitute, a legal, valid and binding obligation of each Borrower that is a party thereto, enforceable against each such Borrower in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law) and except that, pursuant to the terms of the Berkshire Preferred Stock, the Fund American Guaranty is subject to limitations on the amount that may be guaranteed by Fund American hereunder (the "FUND AMERICAN GUARANTY LIMITATIONS")

          4.5 NO LEGAL BAR. Subject to compliance with the Fund American Guaranty Limitations, the execution, delivery and performance of this Agreement and the other Loan Documents, the issuance of Letters of Credit, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or any Contractual Obligation of the Borrowers or any of their Subsidiaries and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law or any such Contractual Obligation, except to the extent such violation or Lien could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

          4.6 NO MATERIAL LITIGATION. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrowers, threatened by or against the Borrowers or any of their Subsidiaries or against any of their respective properties or revenues (a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby, or (b) that could reasonably be expected to have a Material Adverse Effect.

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                                                                              41

          4.7 OWNERSHIP OF PROPERTY; LIENS. Each of the Borrowers and their Subsidiaries has title in fee simple to, or a valid leasehold interest in, all its real property, and good title to, or a valid leasehold interest in, all its other Property, and none of such Property is subject to any Lien except as permitted by Section 7.3, except to the extent such defects in title could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

          4.8 INTELLECTUAL PROPERTY. Each of the Borrowers and each of their Subsidiaries owns, or is licensed to use, all Intellectual Property material to the conduct of its business as currently conducted. No material claim has been asserted and is pending by any Person challenging or questioning the use of any Intellectual Property or the validity or effectiveness of any Intellectual Property, nor do the Borrowers know of any valid basis for any such claim, other than claims that could not, in the aggregate, reasonably be expected to have a Material Adverse Effect. The use of Intellectual Property by the Borrowers and their Subsidiaries does not infringe on the rights of any Person in any material respect, except for infringements that could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

          4.9 TAXES. Each of the Borrowers and their Subsidiaries has filed or caused to be filed all material Federal, state and other tax returns that are required to be filed (taking into account any applicable extensions) and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its Property and all other material taxes, fees or other charges imposed on it or any of its Property by any Governmental Authority (other than (i) any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with SAP or GAAP, as applicable, have been provided on the books of the Borrowers or their Subsidiaries, as the case may be, and (ii) any amount the failure of which to pay could not reasonably be expected to result in a Material Adverse Effect.; and, to the knowledge of the Borrowers, no tax Lien has been filed, and no claim is being asserted, with respect to any such tax, fee or other charge.

          4.10 FEDERAL REGULATIONS. No part of the proceeds of any Loans will be used for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U as now and from time to time hereafter in effect or for any purpose that violates the provisions of the Regulations of the Board. If requested by any Lender or the Administrative Agent, the Borrowers will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U-1 referred to in Regulation U.

          4.11 ERISA. Except as could not reasonably be expected to result in a Material Adverse Effect, neither a Reportable Event nor an "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code. No termination of a Single Employer Plan has occurred, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits by an amount which, could reasonably be expected to result in a Material

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                                                                              42

Adverse Effect. Neither the Borrowers nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan that has resulted or could reasonably be expected to result in a material liability to the Borrowers under ERISA. Except as could not reasonably be expected to result in a Material Adverse Effect, no such Multiemployer Plan is in Reorganization or Insolvent.

          4.12 INVESTMENT COMPANY ACT; OTHER REGULATIONS. Neither of the Borrowers is an "investment company" within the meaning of the Investment Company Act of 1940, as amended. Neither of the Borrowers is subject to regulation under any Requirement of Law (other than Regulation X of the Board and the Certificate of Designation) which limits its ability to incur Indebtedness hereunder.

          4.13 USE OF PROCEEDS. 4.13 The proceeds of the Loans and the Letters of Credit shall not be used for purposes other than working capital and general corporate purposes of the Borrowers, including, without limitation, (a) investments in or acquisitions of businesses or entities, provided that the aggregate principal amount of Loans outstanding at any time that are used to finance investments or acquisitions, other than investments in or acquisitions of businesses or entities engaged in a Principal Business, shall not exceed $50,000,000, (b) refinancings of outstanding indebtedness, if any, under Fund American's existing credit facility in connection with that certain Amended and Restated Credit Agreement dated as of October 30, 2002 among Fund American, Fund American Enterprises Holdings, Inc., the lenders party thereto and Lehman Commercial Paper Inc., as Administrative Agent (and any existing letters of credit under such facility may become Letters of Credit hereunder) and (c) payment of fees and expenses in connection with this Agreement.

          4.14 ACCURACY OF INFORMATION, ETC. No statement or information contained in the Confidential Information Memorandum or any other document, certificate or statement furnished to the Administrative Agent or the Lenders or any of them, by or on behalf of either of the Borrowers for use in connection with the transactions contemplated by this Agreement or the other Loan Documents, taken as a whole contained as of the date such statement, information, document or certificate was so furnished (or, in the case of the Confidential Information Memorandum, as of the date of this Agreement), any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained therein not misleading. The projections and pro forma financial information contained in the materials referenced above are based upon good faith estimates and assumptions believed by management of the Borrowers to be reasonable at the time made, it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount.

          4.15 INSURANCE REGULATORY MATTERS. No License of any Insurance Subsidiary, the loss of which could reasonably be expected to have a Material Adverse Effect, is the subject of a proceeding for suspension or revocation. To the knowledge of the Borrowers, there is no sustainable basis for such suspension or revocation, and no such suspension or revocation has been threatened by any Governmental Authority.

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                                                                              43

          4.16. INDEBTEDNESS AND LIENS. As of the Closing Date, (i) no Subsidiary (other than Fund American) of either of the Borrowers had outstanding any Indebtedness of such Subsidiary that was created, incurred or assumed after June 30, 2003, except Indebtedness that would have been permitted by Section 7.2 (without giving effect to the Indebtedness permitted by Section 7.2(a)) if created, incurred or assumed by such Subsidiary on the Closing Date and (ii) there does not exist (a) any Lien that was created, incurred or assumed after June 30, 2003, upon any stock or indebtedness of any Subsidiary to secure any Debt of the Borrowers or any of their Subsidiaries or any other person (other than the obligations hereunder) or (b) any Lien that was created, incurred or assumed after June 30, 2003, upon any other Property, to secure any Debt of the Borrowers or any of their Subsidiaries or any other person (other than the obligations hereunder), except, in the case of (a) or (b), Liens that would have been permitted by Section 7.3 hereof (without giving effect to the Liens that would have been permitted by Section 7.3(a)(x)) if so created, incurred or assumed on the Closing Date.

SECTION 5 CONDITIONS PRECEDENT

          5.1 CONDITIONS TO CLOSING. The occurrence of the Closing Date is subject to the satisfaction (or waiver) on such date of the following conditions precedent:

          (a) The Administrative Agent (or its counsel) shall have received from each party to this Agreement (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include a telecopy transmission of a signed signature page of this Agreement) that the party has signed a counterpart of this Agreement.

          (b) FEES. The Lenders, the Joint Lead Arrangers, the Syndication Agent, the Issuing Lender and the Administrative Agent shall have received all fees required to be paid by Fund American on or prior to the Closing Date, and all out-of-pocket expenses required to be paid by the Borrowers hereunder for which invoices have been presented (including reasonable fees, disbursements and other charges of Bingham McCutchen LLP, counsel to the Administrative Agent).

          (c) CLOSING CERTIFICATE. The Administrative Agent shall have received a certificate of each of the Borrowers, dated the Closing Date, substantially in the form of EXHIBIT E, with appropriate insertions and attachments.

          (d) LEGAL OPINIONS. The Administrative Agent shall have received (i) the legal opinion of Robert Seelig, Esquire counsel to the Borrowers, substantially in the form of EXHIBIT F and (ii) the legal opinion of Conyers Dill & Pearman, Bermuda counsel to White Mountains, substantially in the form of EXHIBIT G.

          (e) TERMINATION OF EXISTING CREDIT FACILITY. The Administrative Agent shall have received evidence (including, without limitation, payoff letters), satisfactory to the Administrative Agent in its reasonable discretion, that Fund American shall have terminated its credit facility in connection with that certain Amended and Restated Credit Agreement dated as

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                                                                              44

of October 30, 2002 among Fund American, Fund American Enterprises Holdings, Inc., the lenders party thereto and Lehman Commercial Paper Inc., as Administrative Agent.

          (f) NO MATERIAL ADVERSE EFFECT. The Administrative Agent shall be reasonably satisfied that no event or condition has occurred since December 31, 2002 that could reasonably be expected to have a Material Adverse Effect.

          5.2 CONDITIONS TO CLOSING AND EACH EXTENSION OF CREDIT. The occurrence of the Closing Date and the agreement of each Lender to make any extension of credit requested to be made by it hereunder on any date (including, without limitation, its initial extension of credit) is subject to the satisfaction of the following conditions precedent:

          (a) REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties made by either of the Borrowers in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date, except to the extent that they expressly relate to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date.

          (b) NO DEFAULT. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the extensions of credit requested to be made on such date.

          (c) BORROWING REQUEST. Except as provided in Section 3.5, the Administrative Agent shall have received a Borrowing Request or, as applicable, an Application.

Each borrowing by and issuance of a Letter of Credit on behalf of a Borrower hereunder shall constitute a representation and warranty by such Borrower as of the date of such extension of credit that the conditions contained in this
Section 5.2 (a) and (b) have been satisfied.

SECTION 6 AFFIRMATIVE COVENANTS

          The Borrowers hereby jointly and severally agree that, from and after the Closing Date and so long as the Commitments remain in effect, any Letter of Credit remains outstanding, there exist any unpaid Reimbursement Obligations or any principal or interest on any Loan or any fee payable hereunder is owing to any Lender or the Administrative Agent hereunder, each of the Borrowers shall and shall cause each of their Subsidiaries to:

          6.1 FINANCIAL STATEMENTS. Furnish to the Administrative Agent (either electronically or with sufficient copies for distribution by the Administrative Agent to each Lender):

          (a) (i) as soon as available, but in any event within 95 days after the end of each fiscal year of White Mountains subsequent to the Closing Date, a copy of the audited consolidated balance sheet of White Mountains and its consolidated Subsidiaries as at the end of such year and the related audited consolidated statements of income and of cash flows for such year, setting forth in each case in comparative form the figures as of the end of and for the

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previous year, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by PricewaterhouseCoopers LLP or other independent certified public accountants of nationally recognized standing; and (ii) as soon as available, but in any event not later than 50 days after the end of each of the first three fiscal quarters of each fiscal year of White Mountains subsequent to the Closing Date, the unaudited consolidated balance sheet of White Mountains and its consolidated Subsidiaries as at the end of such fiscal quarter and the related unaudited consolidated statements of income and of cash flows for such fiscal quarter and the portion of the fiscal year through the end of such fiscal quarter, setting forth in each case in comparative form the figures as of the end of and for the corresponding period in the previous year, certified by a Responsible Officer of White Mountains as being fairly stated in all material respects in accordance with GAAP (subject to normal year-end audit adjustments and the absence of footnotes); all such financial statements, together with notes to such financial statements, to fairly present in all material respects the financial condition and income and cash flows of the subject thereof as at the dates and for the periods covered thereby in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except (x) as approved by such accountants or officer, as the case may be, and disclosed therein or (y) in the case of unaudited financial statements, subject to normal year-end adjustments and the absence of footnotes).

          (b) to the extent such a report is required by law to be prepared, as soon as available but not later than 85 days after the end of each fiscal year of (or such later date as may be allowed by the applicable Governmental Authority), (i) OneBeacon Insurance Group LLC, copies of the unaudited combined Annual Statement of OneBeacon Insurance Group, certified by a Responsible Officer of OneBeacon Insurance Group LLC, and (ii) a Material Insurance Subsidiary, copies of the unaudited Annual Statement of such Material Insurance Subsidiary, certified by a Responsible Officer of such Material Insurance Subsidiary; all such statements to be prepared in accordance with SAP consistently applied throughout the periods reflected therein and, if required by the applicable Governmental Authority, audited and certified by independent certified public accountants of recognized national standing (it being understood that delivery of audited statements shall be made within 10 days following the delivery of such statements to the applicable Governmental Authority );

          (c) to the extent such statement is required by law to be prepared, as soon as available but not later than 70 days after the end of each of the first three fiscal quarters of each fiscal year (or such later date as may be allowed by the applicable Governmental Authority) of a Material Insurance Subsidiary, copies of the Quarterly Statement of such Material Insurance Subsidiary, certified by a Responsible Officer of such Material Insurance Subsidiary, all such statements to be prepared in accordance with SAP consistently applied throughout the period reflected herein;

          (d) within 15 days after being delivered to any Material Insurance Subsidiary subsequent to the Closing Date, any final Report on Examination issued by the applicable Department or the NAIC that results in material adjustments to the financial statements referred to in paragraphs (b) or (c) above; and

          (e) to the extent such a statement is required by law to be prepared, within 10 days following the delivery to the applicable Department, a copy of each "Statement of Actuarial

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                                                                              46

Opinion" and "Management Discussion and Analysis" for a Material Insurance Subsidiary which is provided to the applicable Department as to the adequacy of loss reserves of such Material Insurance Subsidiary, such opinion to be in the format prescribed by the insurance code of the state of domicile of such Material Insurance Subsidiary.

          6.2 CERTIFICATES; OTHER INFORMATION. Furnish to the Administrative Agent (either electronically or with sufficient copies for distribution by the Administrative Agent to each Lender) or, in the case of clause (d), to the relevant Lender:

          (a) concurrently with the delivery of the audited financial statements referred to in Section 6.1(a)(i), a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default (it being understood that such certificate may be limited in scope and qualified in accordance with customary practices of the accounting profession), except as specified in such certificate;

          (b) concurrently with the delivery of any financial statements pursuant to Section 6.1(a), (i) a certificate of a Responsible Officer of White Mountains stating such Responsible Officer has obtained no knowledge of any continuing Default or Event of Default except as specified in such certificate
(ii) a Compliance Certificate containing all information and calculations necessary for determining compliance by White Mountains with Section 7.1 as of the last day of the fiscal quarter or fiscal year of White Mountains and (iii) a certificate of Fund American stating that, to the extent that any Loans to White Mountains were outstanding as of the last day of such fiscal quarter or year or any Letter of Credit was issued for the account of White Mountains and outstanding as of the last day of such fiscal quarter or year, the Guaranty by Fund American pursuant to Section 2.21 hereof of the principal amount of such Loans outstanding as of such date plus all Reimbursement Obligations as of such date of White Mountains in respect of any such Letter of Credit plus all interest accrued and payable by White Mountains as of such date with respect thereto was not prohibited pursuant to Section 4 of the Certificate of Designation (and, if the principal amount of such Loans outstanding as of such last day plus all such Reimbursement Obligations as of such last day exceeded $50 million, such certificate shall be accompanied by a calculation of the additional amount of White Mountains indebtedness that could have been guaranteed by Fund American as of such last day pursuant to Section 4 of the Certificate of Designation).

          (c) within 10 days after the same are filed with the SEC, all reports and filings on Forms 10-K, 10-Q and 8-K that the Borrowers may make to, or file with, the SEC; and

          (d) promptly, such additional financial and other information as any Lender may from time to time reasonably request.

          6.3 PAYMENT OF OBLIGATIONS. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its material obligations of whatever nature (other than Indebtedness), except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Borrowers or their

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                                                                              47

Subsidiaries, as the case may be; PROVIDED, that the Borrowers may, in the ordinary course of business, extend payments on those payables if beneficial to the operation of their businesses.

          6.4 CONDUCT OF BUSINESS AND MAINTENANCE OF EXISTENCE, ETC. (a)(i) With respect to each Subsidiary of White Mountains, preserve, renew and keep in full force and effect its corporate existence and (ii) with respect to White Mountains and each of its Subsidiaries, take all reasonable action to maintain all licenses, permits, rights, privileges and franchises necessary or desirable in the normal conduct of its business, except, in each case, as otherwise would not be a Fundamental Change and except, in the case of clause (i) above and clause (ii) above, to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (b) comply with all Contractual Obligations and Requirements of Law, except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

          6.5 MAINTENANCE OF PROPERTY; INSURANCE. (a) Keep all Property and systems useful and necessary in its business in good working order and condition, ordinary wear and tear excepted and (b) maintain with financially sound and reputable insurance companies (other than with the Borrowers or their Subsidiaries) insurance on all its Property in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business (it being understood that, to the extent consistent with prudent business practices of Persons carrying on a similar business in a similar location, a program of self-insurance for first and other loss layers may be utilized).

          6.6 INSPECTION OF PROPERTY; BOOKS AND RECORDS; DISCUSSIONS. (a) Keep proper books of records and account in which full, true and correct entries in conformity with GAAP (or SAP as applicable) and all Requirements of Law shall be made of all material dealings and transactions in relation to its business and activities and (b) upon reasonable prior notice, permit representatives of the Administrative Agent (who may be accompanied by representatives of other Lenders) and, during the continuance of an Event of Default, any Lender to (x) visit and inspect any of its properties, (y) during the continuance of an Event of Default, conduct reasonable examinations of (and, with the consent of the Borrowers, such consent not to be reasonably withheld, make abstracts from) any of its books and records at any reasonable time and as often as may reasonably be requested and (z) discuss the business, operations, properties and financial and other condition of the Borrowers with officers and employees of the Borrowers. It is understood that (i) any information obtained by the Administrative Agent or any Lender in any visit or inspection pursuant to this Section shall be subject to the confidentiality requirements of Section 10.14,
(ii) the Borrowers may impose, with respect to any Lender or any Affiliate of any Lender reasonably deemed by the Borrowers to be engaged significantly in a business which is directly competitive with any material business of the Borrowers and their Subsidiaries, reasonable restrictions on access to proprietary information of the Borrowers and their Subsidiaries and (iii) the Lenders will coordinate their visits through the Administrative Agent with a view to preventing the visits provided for by this Section from becoming unreasonably burdensome to the Borrowers and their Subsidiaries.

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                                                                              48

          6.7 NOTICES. Give notice to the Administrative Agent (it being agreed that the Administrative Agent shall, upon receipt of such notice, notify each Lender thereof) of the following within the time periods specified:

          (a) Promptly after any Responsible Officer of a Borrower obtains knowledge thereof, the occurrence of any Default or Event of Default;

          (b) Within five days after any Responsible Officer of a Borrower obtains knowledge thereof, the occurrence of:

               (i) default or event of default under any Contractual Obligation of the Borrowers or any of their Subsidiaries or litigation, investigation or proceeding which may exist at any time between the Borrowers or any of their Subsidiaries and any Governmental Authority, that in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect; and

               (ii) (A) any litigation or proceeding affecting the Borrowers or any of their Subsidiaries (other than claims-related litigation involving an Insurance Subsidiary) in which (x) the amount involved is $50,000,000 or more and not covered by insurance or (y) in which injunctive or similar relief is sought that could reasonably be expected to have a Material Adverse Effect and (B) any claims-related litigation affecting any Insurance Subsidiary which could reasonably be expected to have a Material Adverse Effect; and

          (c) As soon as possible and, in any event, within 30 days after a Responsible Officer of the Borrowers obtains knowledge thereof: (A) the occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (B) the institution of proceedings or the taking of any other action by the PBGC or the Borrowers or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the termination, Reorganization or Insolvency of, any Plan.

Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Borrowers or the relevant Subsidiary proposes to take with respect thereto.

          6.9 TAXES. Pay, discharge, or otherwise satisfy before the same shall become overdue, all taxes, assessments and other governmental charges imposed upon it and its real estate, sales and activities, or any part thereof, or upon the income or profits therefrom, other than where failure to pay such taxes could not reasonably be expected to result in a Material Adverse Effect; PROVIDED that any such tax, assessment, charge, levy or claim need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings and reserves in conformity with SAP or GAAP, as applicable, have been provided on the books of the Borrowers and their Subsidiaries, as the case may be.

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                                                                              49

          6.10 FURTHER ASSURANCES. Each of the Borrowers will, and will cause each of their Subsidiaries to, cooperate with the Lenders and the Administrative Agent and execute such further INSTRUMENTS and documents as the Lenders or the Administrative Agent shall reasonably request to give effect to the transactions contemplated by this Agreement and the other Loan Documents.

SECTION 7 NEGATIVE COVENANTS

          The Borrowers hereby jointly and severally agree that, from and after the Closing Date and so long as the Commitments remain in effect, any Letter of Credit remains outstanding, there exist any unpaid Reimbursement Obligations or any principal or interest on any Loan or any fee payable hereunder is owing to any Lender or the Administrative Agent hereunder:

          7.1 FINANCIAL CONDITION COVENANTS.

          (a) MAINTENANCE OF CONSOLIDATED NET WORTH. White Mountains shall not permit its Consolidated Net Worth, as of the end of any fiscal quarter subsequent to June 30, 2003, to be less than the sum of (i) $2,000,000,000 plus
(ii) 50% of positive Consolidated Net Income for each fiscal quarter ending after June 30, 2003.

          (b) MAINTENANCE OF TOTAL CONSOLIDATED DEBT TO CONSOLIDATED CAPITALIZATION. White Mountains shall not permit the ratio, as of the end of any fiscal quarter ending after June 30, 2003, of its Total Consolidated Debt to Consolidated Capitalization to exceed thirty-five percent (35%).

          7.2 LIMITATION ON INDEBTEDNESS AND ISSUANCE OF PREFERRED STOCK. The Borrowers will not permit any of their Subsidiaries (other than Fund American) to create, incur or assume or suffer to exist any Indebtedness or issue any preferred stock, except:

          (a) Indebtedness and preferred stock outstanding as of the Closing Date and any refinancings, refundings, renewals or extensions thereof (without any increase in the principal amount thereof , other than by the amount of any necessary pre-payment premiums, unpaid accrued interest and other costs of refinancing, or any shortening of the final maturity of any principal amount thereof to a date prior to the Revolving Credit Termination Date).

          (b) Indebtedness or preferred stock of any Insurance Subsidiary incurred or issued in the ordinary course of its business or in securing insurance-related obligations (that do not constitute Indebtedness) of such Insurance Subsidiary and letters of credit issued for the account of any Insurance Subsidiary in the ordinary course of its business or in securing insurance-related obligations (that do not constitute Indebtedness) of such Insurance Subsidiary.

          (c) short-term Indebtedness of any Insurance Subsidiary incurred to provide short-term liquidity to facilitate claims payment in the event of catastrophes.

          (d) Indebtedness or preferred stock of a Subsidiary acquired after the Closing Date or a corporation merged into or consolidated with a Subsidiary after the Closing Date and

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                                                                              50

Indebtedness assumed in connection with the acquisition of assets, which Indebtedness, in each case, exists at the time of such acquisition, merger or consolidation and is not created in contemplation of such event, as well as any refinancings, refunds, renewals or extensions of such Indebtedness (without increase in the principal amount thereof other than by the amount of any necessary pre-payment premiums, unpaid accrued interest and other costs of refinancing).

          (e) Indebtedness or preferred stock owing or issued by a Subsidiary to any Subsidiary or to any Borrower.

          (f) Guarantees of Obligations made by a Subsidiary in respect of obligations of a Subsidiary (other than Fund American).

          (g) other Indebtedness or preferred stock, provided that at the time such Indebtedness or preferred stock is incurred or issued, the aggregate principal amount or liquidation preference of such Indebtedness or preferred stock when added to all other Indebtedness and preferred stock incurred or issued pursuant to this clause (g) and then outstanding, does not exceed 15% of the Consolidated Net Worth of White Mountains.

          7.3 LIMITATION ON LIENS. The Borrowers will not, and will not permit any of their Subsidiaries to, create, incur, assume or suffer to exist (i) any Lien upon any stock or indebtedness of any Subsidiary, whether owned on the date of this Agreement or hereafter acquired, to secure any Debt of the Borrowers or any of their Subsidiaries or any other person (other than the obligations hereunder) or (ii) any Lien upon any other Property, whether owned or leased on the date of this Agreement, or thereafter acquired, to secure any Debt of the Borrowers or any of their Subsidiaries or any other person (other than the obligations hereunder), except:

          (a) (x) any Lien existing on the date of this Agreement or (y) any Lien upon stock or indebtedness or other Property of any Person existing at the time such Person becomes a Subsidiary or existing upon stock or indebtedness of a Subsidiary or any other Property at the time of acquisition of such stock or indebtedness or other Property (PROVIDED that such Lien was not created in connection with the acquisition of such Person or such Property), and any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part of any such Lien in clauses (x) or (y) above; PROVIDED, HOWEVER, that the principal amount of Debt secured by such Lien shall not exceed the principal amount of Debt so secured at the time of such extension, renewal or replacement; and PROVIDED, FURTHER, that such Lien shall be limited to all or such part of the stock or indebtedness or other Property which secured the Lien so extended, renewed or replaced.

          (b) any Permitted Liens; and

          (c) any Lien upon any Property if the aggregate amount of all Debt then outstanding secured by such Lien and all other Liens permitted pursuant to this clause (c) does not exceed 10% of the total consolidated stockholders' equity (including preferred stock) of White Mountains as shown on the audited consolidated balance sheet contained in the latest annual report to stockholders of White Mountains; PROVIDED that Debt secured by Liens permitted by clauses (a) and (b) shall not be included in the amount of such secured Debt.

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                                                                              51

          7.4 LIMITATION ON CHANGES IN FISCAL PERIODS. Neither of the Borrowers shall permit their fiscal year to end on a day other than December 31 or change their method of determining fiscal quarters.

          7.5 LIMITATION ON LINES OF BUSINESS. Neither of the Borrowers shall engage to any extent that is material for such Borrower and its Subsidiaries, taken as a whole, in any business, either directly or through any Subsidiary, other than a Principal Business.

          7.6 CERTAIN LIMITATIONS. Fund American will not amend or modify (or consent to any amendment or modification to) the Certificate of Designation if such amendment or modification would result in the terms of the Certificate of Designation, as amended or modified, prohibiting the Guaranty by Fund American pursuant to Section 2.21(b) hereof of (a) the outstanding principal amount of any Loan that has been advanced to White Mountains and is outstanding at the time of such amendment or modification, (b) the Reimbursement Obligations at such time of White Mountains in respect of any Letter of Credit that has been issued for the account of White Mountains and is outstanding at such time or (c) any interest accrued and payable by White Mountains as of such time with regard thereto.

SECTION 8 EVENTS OF DEFAULT

          If any of the following events shall occur and be continuing:

          (a) The Borrowers shall fail to pay any principal of any Loan made to the Borrowers or Reimbursement Obligation owing by the Borrowers when due in accordance with the terms hereof; or the Borrowers shall fail to pay any interest on any Loan made to the Borrowers or Reimbursement Obligation owing to the Borrowers, or any other amount payable by the Borrowers hereunder or under any other Loan Document, within three Business Days after any such interest or other amount becomes due in accordance with the terms hereof; or

          (b) Any representation or warranty made or deemed made by either of the Borrowers herein or in any other Loan Document or that is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been inaccurate in any material respect on or as of the date made or deemed made or furnished; or

          (c) Either of the Borrowers shall default in the observance or performance of any agreement contained in Section 6.4(a)(i) (with respect to the Borrowers only), Section 6.4(a)(ii), Section 6.7(a) or Section 7; or

          (d) Either of the Borrowers shall default in the observance or performance of any other agreement, covenant, term or condition contained in this Agreement or any other Loan Document (other than as provided in paragraphs
(a) through (c) of this Section) and such default shall continue unremedied for a period of 30 days; or

          (e) The Borrowers or any of their Subsidiaries shall (i) default in making any payment of any principal of any Indebtedness (including, without limitation, any Guarantee

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                                                                              52

Obligation, but excluding the Loans and Reimbursement Obligations) on the scheduled or original due date with respect thereto (after giving effect to any applicable grace periods); or (ii) default in making any payment of any interest on any such Indebtedness beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; or (iii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, the effect of which default is to cause, or to permit the holder or beneficiary of such Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or to become subject to or mandatory offer to purchase by the obligor thereunder as a result of the occurrence of such default thereunder or (in the case of any such Indebtedness constituting a Guarantee Obligation) to become payable; PROVIDED, that a default described in clause (i), (ii) or (iii) of this paragraph (e) shall not at any time constitute an Event of Default unless, at such time, one or more defaults of the type described in clauses (i), (ii) and
(iii) of this paragraph (e) shall have occurred and be continuing with respect to Indebtedness the outstanding principal amount of which exceeds in the aggregate $25,000,000; or

          (f) (i) The Borrowers or any of their Material Insurance Subsidiaries shall voluntary commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Borrowers or any of their Material Insurance Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Borrowers or any of their Material Insurance Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above that (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) the Borrowers or any of their Material Insurance Subsidiaries shall take any corporate action to authorize or effect any of the acts set forth in clause (i), or (ii), above; or
(iv) the Borrowers or any of their Material Insurance Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

          (g) (i) Any person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan,
(ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of the Borrowers or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Majority Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA or, (v) the Borrowers or any Commonly Controlled Entity shall, or in the reasonable opinion of the Majority Lenders is likely to, incur any liability in connection with a withdrawal from, or the

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                                                                              53

Insolvency or Reorganization of, a Multiemployer Plan and in each case in clauses (i) through (v) above, such event or condition, together with all other such events or conditions for which liability to the Borrowers is reasonably expected to occur, if any, could, in the reasonable judgment of the Majority Lenders, reasonably be expected to have a Material Adverse Effect; or

          (h) One or more judgments or decrees shall be entered against the Borrowers or any of their Subsidiaries involving for the Borrowers and their Subsidiaries taken as a whole a liability (to the extent not paid or fully covered by insurance above applicable deductions) of $25,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 45 days from the entry thereof; or

          (i) The guarantees, set forth in Section 2.21 herein, shall cease, for any reason (other than as provided in Section 10.15) to be in full force and effect or either of the Borrowers or any Affiliate of either of the Borrowers shall so assert in writing; or

          (j) a Change of Control; or

          (k) Any License of any Insurance Subsidiary (i) shall be revoked by the Governmental Authority which issued such License, or any action (administrative or judicial) to revoke such License shall have been commenced against such Insurance Subsidiary and shall not have been dismissed within thirty days after the commencement thereof, (ii) shall be suspended by such Governmental Authority for a period in excess of thirty days or (iii) shall not be reissued or renewed by such Governmental Authority upon the expiration thereof following application for such reissuance or renewal of such Insurance Subsidiary , which, in the case of each clause (i), (ii) and (iii) above, could reasonably be expected to have a Material Adverse Effect; or

          (l) a Fundamental Change;

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) above with respect to either of the Borrowers, automatically the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Majority Lenders, the Administrative Agent may, or upon the request of the Majority Lenders, the Administrative Agent shall, by notice to the Borrowers declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate; and (ii) with the consent of the Majority Lenders, the Administrative Agent may, or upon the request of the Majority Lenders, the Administrative Agent shall, by notice to the Borrowers, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) to be due and payable forthwith, whereupon the same shall immediately become due and payable. In the case of any Letter of Credit issued for the account of a Borrower with respect to which presentment for honor shall not have occurred at the time of an

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                                                                              54

acceleration pursuant to this paragraph, such Borrower shall at such time deposit in a cash collateral account opened by the Administrative Agent an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit. Amounts held in such cash collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other obligations of the Borrowers hereunder and under the other Loan Documents. After all such Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied and all other obligations of the Borrowers hereunder and under the other Loan Documents shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the applicable Borrower (or such other Person as may be lawfully entitled thereto).

SECTION 9 THE ADMINISTRATIVE AGENT

          9.1 APPOINTMENT. Each Lender hereby irrevocably designates and appoints the Administrative Agent as the agent of such Lender under this Agreement and the other Loan Documents, and each Lender irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.

          9.2 DELEGATION OF DUTIES. The Administrative Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

          9.3 EXCULPATORY PROVISIONS. Neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by either of the Borrowers or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of either of the Borrowers that is a party thereto to perform its obligations hereunder or thereunder. The

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Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of either of the Borrowers.

          9.4 RELIANCE BY ADMINISTRATIVE AGENT. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any instrument, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrowers), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless such Note shall have been transferred in accordance with Section 10.6 and all actions required by such
Section in connection with such transfer shall have been taken. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Majority Lenders (or, if so specified by this Agreement, all Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Majority Lenders (or, if so specified by this Agreement, all Lenders or any other instructing group of Lenders specified by this Agreement), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

          9.5 NOTICE OF DEFAULT. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent shall have received notice from a Lender or the Borrowers referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent shall receive such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Majority Lenders (or, if so specified by this Agreement, all Lenders or any other instructing group of Lenders specified by this Agreement); provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

          9.6 NON-RELIANCE ON ADMINISTRATIVE AGENT AND OTHER LENDERS. Each Lender expressly acknowledges that neither the Administrative Agent nor any of its respective officers, directors, employees, agents, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by the Administrative Agent hereafter taken, including any review of the affairs of either of the Borrowers or any affiliate of either of the Borrowers, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and

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                                                                              56

information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrowers and their affiliates and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrowers and their affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall have no duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of either of the Borrowers or any affiliate of either of the Borrowers that may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

          9.7 INDEMNIFICATION. The Lenders agree to indemnify the Administrative Agent in its capacity as such (to the extent not reimbursed by the Borrowers and without limiting the obligation of the Borrowers to do so), ratably according to their respective Revolving Credit Percentages in effect on the date on which indemnification is sought under this Section (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such Revolving Credit Percentages immediately prior to such date), for, and to hold the Administrative Agent harmless from and against, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (including, without limitation, at any time following the payment of the Loans) be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the Administrative Agent's gross negligence or willful misconduct. The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder.

          9.8 ADMINISTRATIVE AGENT IN ITS INDIVIDUAL CAPACITY. The Administrative Agent and its Affiliates may make loans to, accept deposits from, hold equity interests in and generally engage in any kind of business with either of the Borrowers or their Affiliates as though the Administrative Agent were not an Administrative Agent. With respect to its Loans made or renewed by it and with respect to any Letter of Credit issued or participated in by it, the Administrative Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an Administrative Agent, and the terms "Lender" and "Lenders" shall include the Administrative Agent in its individual capacity.

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                                                                              57

          9.9 SUCCESSOR ADMINISTRATIVE AGENT. The Administrative Agent may resign as Administrative Agent upon 15 days' notice to the Lenders and the Borrowers. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the Majority Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall (unless an Event of Default under Section 8(a) or 8 (f) with respect to a Borrower shall have occurred and be continuing) be subject to approval by the Borrowers (which approval shall not be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term "Administrative Agent" shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans. If no successor agent has accepted appointment as Administrative Agent by the date that is 15 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective, and the Lenders shall assume and perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Majority Lenders appoint a successor agent as provided for above. After the retiring Administrative Agent's resignation as Administrative Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents.

          9.10 AUTHORIZATION TO RELEASE LIENS AND GUARANTEES. The Administrative Agent is hereby irrevocably authorized by each of the Lenders to effect any release of guarantee obligations contemplated by Section 10.15.

          9.11 THE JOINT LEAD ARRANGERS AND THE SYNDICATION AGENT. The Joint Lead Arrangers and the Syndication Agent, in their respective capacities as such, shall have no duties or responsibilities, and shall incur no liability, under this Agreement and the other Loan Documents.

SECTION 10 MISCELLANEOUS

          10.1 AMENDMENTS AND WAIVERS. Neither this Agreement or any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 10.1. The Majority Lenders and each Borrower party to the relevant Loan Document may, or (with the written consent of the Majority Lenders) the Administrative Agent and each Borrower party to the relevant Loan Document may, from time to time, (a) enter into written amendments, supplements or modifications hereto and to the other Loan Documents (including amendments and restatements hereof or thereof) for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Borrowers hereunder or thereunder or (b) waive, on such terms and conditions as may be specified in the instrument of waiver, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; PROVIDED, HOWEVER, that no such waiver and no such amendment, supplement or modification shall:

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                                                                              58

               (i) forgive or reduce the principal amount or extend the final scheduled date of maturity of any Loan or Reimbursement Obligation, reduce the stated rate of any interest or fee payable hereunder or extend the scheduled date of any payment thereof, or increase the amount or extend the expiration date of any Commitment of any Lender, in each case without the consent of each Lender directly affected thereby;

               (ii) (a) amend, modify or waive any provision of this Section 10.1, (b) amend, modify or waive the definition of Majority Lenders, (c) consent to the assignment or transfer by either of the Borrowers of any of its rights and obligations under this Agreement and the other Loan Documents or (d) release either of the Borrowers from their guarantee obligations under the Guarantees except as provided in Section 10.15, in each case without the consent of all Lenders;

               (iii) amend, modify or waive any provision of Section 9 without the consent of the Administrative Agent;

               (iv) amend, modify or waive any provision of Section 2.3 or 2.4 without the written consent of the Swing Line Lender;

               (v) amend, modify or waive any provision of Section 2.14 without the consent of each Lender directly affected thereby;

               (vi) amend, modify or waive any provision of Section 3 without the consent of the Issuing Lender;

               (vii) amend, modify or waive the provisions of the definition of Interest Period regarding twelve month Interest Periods for Eurodollar Loans without the consent of each relevant Lender.

Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Borrowers, the Lenders, the Administrative Agent and all future holders of the Loans. In the case of any waiver, the Borrowers, the Lenders and the Administrative Agent shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon. Any such waiver, amendment, supplement or modification shall be effected by a written instrument signed by the parties required to sign pursuant to the foregoing provisions of this Section; PROVIDED, that delivery of an executed signature page of any such instrument by facsimile transmission shall be effective as delivery of a manually executed counterpart thereof.

          For the avoidance of doubt, this Agreement may be amended (or amended and restated) with the written consent of the Majority Lenders, the Administrative Agent and each Borrower party to each relevant Loan Document (x) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Loans, the L/C Obligations and the

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                                                                              59

accrued interest and fees in respect thereof and (y) to include appropriately the Lenders holding such credit facilities in any determination of the Majority Lenders.

          10.2 NOTICES. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed (a) in the case of the Borrowers and the Administrative Agent, as follows and (b) in the case of the Lenders, as set forth in an administrative questionnaire delivered to the Administrative Agent or on
Schedule 1 hereto or, in the case of a Lender which becomes a party to this Agreement pursuant to an Assignment and Acceptance, in such Assignment and Acceptance or (c) in the case of any party, to such other address as such party may hereafter notify to the other parties hereto:


     The Borrowers:                    White Mountains Insurance Group, Ltd.
                                       80 South Main Street
                                       Hanover, NH 03755
                                       Attention: Dennis P. Beaulieu,
                                                  Corporate Secretary
                                       Telephone: (603) 640-2200
                                       Telecopy: (603) 643-4592


                                       Fund American Companies, Inc.
                                       370 Church Street
                                       Guilford, CT 06437
                                       Attention: Reid T. Campbell
                                       Telephone: (203) 458-2467
                                       Telecopy: (203) 458-0754

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                                                                              60

     The Administrative Agent:         Fleet National Bank
                                       100 Federal Street
                                       10th Floor
                                       Mail Code: MADE 1001H
                                       Boston, MA 02110
                                       Attention: David Bosselait, Director
                                       Telephone: (617) 434-3778
                                       Telecopy: (617) 434-1096


                                       With copy to:

                                       Bingham McCutchen LLP
                                       150 Federal Street
                                       Boston, MA 02110
                                       Attention: Jonathan K. Bernstein
                                       Telephone: 617-951-8630
                                       Telecopy: 617-951-8736

     Issuing Lender:                   As notified by the Issuing Lender to the
                                       Administrative Agent and the Borrowers


PROVIDED that any notice, request or demand to or upon the Administrative Agent, the Issuing Lender or any Lender shall not be effective until received.

          10.3 NO WAIVER; CUMULATIVE REMEDIES. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

          10.4 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans and other extensions of credit hereunder.

          10.5 PAYMENT OF EXPENSES. Fund American agrees (a) to pay or reimburse the Administrative Agent for all of its reasonable out-of-pocket costs and expenses incurred in connection with the syndication and administration of the Loans and Letters of Credit (other than fees payable to syndicate members) and the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including, without

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limitation, the reasonable fees and disbursements and other charges of counsel to the Administrative Agent and the charges of Intralinks, (b) to pay or reimburse each Lender and the Administrative Agent for all of their reasonable, out-of-pocket costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents, including, without limitation, the reasonable fees and disbursements of counsel to each Lender and of counsel to the Administrative Agent, (c) to pay, indemnify, or reimburse each Lender and the Administrative Agent for, and hold each Lender and the Administrative Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, and (d) to pay, indemnify or reimburse each Lender, the Administrative Agent, and their respective affiliates, and their respective officers, directors, shareholders, trustees, employees, advisors, agents and controlling persons (each, an "Indemnitee") for, and hold each Indemnitee harmless from and against any and all other liabilities, obligations, losses, damages, claims, penalties, causes of action, judgments or suits of any kind whatsoever and reasonable, related out-of-pocket costs and expenses arising out of the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents and any such other documents, including, without limitation, any of the foregoing relating to the use of proceeds of the Loans or the violation of, noncompliance with or liability under, any environmental law applicable to the operations of the Borrowers or any of their Subsidiaries or any of the Properties and the reasonable, related, out-of-pocket, costs, expenses, fees and disbursements and other charges of legal counsel in connection with claims, actions or proceedings by any Indemnitee against the Borrowers hereunder (all the foregoing in this clause (d), collectively, the "Indemnified Liabilities"), provided, that the Borrowers shall have no obligation hereunder to any Indemnitee with respect to Indemnified Liabilities to the extent such Indemnified Liabilities are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnitee. No Indemnified Person shall be liable to the Borrowers for any damages arising from the use by others of information or materials obtained through electronic, telecommunications or other information transmission systems provided that this sentence will not, as to any Indemnified Person, apply to the extent such Indemnified Person is found by a final, non-appealable judgment of a court to have acted with willful misconduct or gross negligence. It is understood and agreed that, to the extent not precluded by a conflict of interest (as reasonably determined by the relevant Indemnitee), each Indemnitee shall endeavor to work cooperatively with the Borrowers with a view towards minimizing the legal and other expenses associated with any defense and any potential settlement or judgment. To the extent reasonably practicable and not disadvantageous to any Indemnitee (as reasonably determined by the relevant Indemnitee), it is anticipated that a single counsel selected by the affected Lenders may be used. Without limiting the foregoing, and to the extent permitted by applicable law, the Borrowers agrees not to assert and to cause their Subsidiaries not to assert, and hereby waives and agrees to cause their Subsidiaries to so waive, all rights for contribution or any other rights of recovery with respect to all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature with respect to the execution, delivery, enforcement, performance and

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                                                                              62

administration of this Agreement, the other Loan Documents and any such other documents, under or related to Environmental Laws, that any of them might have by statute or otherwise against any Indemnitee, except to the extent such rights result from the gross negligence or willful misconduct of such Indemnitee. All amounts due under clauses (a), (b) and (c) of the first sentence of this Section shall be payable not later than 30 days following written demand therefor. Statements payable by the Borrowers pursuant to this Section shall be submitted to Reid T. Campbell (Telephone No. (203) 458-2467) (Fax No. (203) 458-0754), at
the address of the Borrowers set forth in Section 10.2, or to such other Person or address as may be hereafter designated by the Borrowers in a written notice to the Administrative Agent. The agreements in this Section shall survive repayment of the Loans and all other amounts payable hereunder.

          10.6 SUCCESSORS AND ASSIGNS; PARTICIPATIONS AND ASSIGNMENTS. (a) This Agreement shall be binding upon and inure to the benefit of the Borrowers, the Lenders, the Administrative Agent, all future holders of the Loans and their respective successors and assigns, except that the Borrowers may not assign or transfer their rights or obligations under this Agreement without the prior written consent of the Administrative Agent and each Lender. Neither of the Guarantors may assign any of their obligations in respect of the Guarantees.

          (b) Any Lender may, without the consent of the Borrowers or the Administrative Agent (but with notice to the Administrative Agent), in accordance with applicable law, at any time sell to one or more banks, financial institutions or other entities (each, a "PARTICIPANT") participating interests in any Loan owing to such Lender, any Commitment of such Lender or any other interest of such Lender hereunder and under the other Loan Documents. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Loan for all purposes under this Agreement and the other Loan Documents, and the Borrowers and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. In no event shall any Participant under any such participation have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by either Borrower therefrom, except to the extent that such amendment, waiver or consent would, pursuant to Section 10.1, require the consent of all Lenders. The Borrowers agree that if amounts owing by the Borrowers under this Agreement and the Loans are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall, to the maximum extent permitted by applicable law, be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement, PROVIDED that, in purchasing such participating interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in Section 10.7(a) as fully as if such Participant were a Lender hereunder. The Borrowers also agrees that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 with respect to its participation in the Commitments and the Loans outstanding from time to time as if such Participant were a Lender; PROVIDED that, in the case of Section 2.16, such Participant shall have complied with the requirements of said Section, and PROVIDED, FURTHER, that no Participant shall be entitled to receive any greater amount pursuant to any such Section than the transferor Lender would have been

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                                                                              63

entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

          (c) Any Lender (an "ASSIGNOR") may, in accordance with applicable law and upon written notice to the Administrative Agent and the Borrowers, at any time and from time to time assign to (A) any Lender, (B) an affiliate of any Lender, PROVIDED THAT (i) such affiliate is a financial institution having a senior unsecured debt rating of not less than "A-", or its equivalent, by S&P and (ii) such Assignor has obtained the prior written consent of the Administrative Agent to such assignment, such consent not be unreasonably withheld or delayed or (C) an additional bank, financial institution or other entity PROVIDED THAT, in the case of an assignment pursuant to this clause (C), such Assignor has obtained the prior written consent of the Administrative Agent and the Borrowers to such assignment, each such consent not be unreasonably withheld or delayed (the entities described in (A), (B) and (C) each being referred to as an "ASSIGNEE") all or any part of its rights and obligations under this Agreement pursuant to an Assignment and Acceptance, substantially in the form of EXHIBIT H, executed by such Assignee and such Assignor (and, where the consent of the Borrowers or the Administrative Agent is required pursuant to the foregoing provisions, by the Borrowers and/or the Administrative Agent) as applicable; PROVIDED that (i) no such assignment of Revolving Credit Loans to an Assignee (other than any Lender or any affiliate thereof) shall be in an aggregate principal amount of less than $5,000,000 (other than in the case of an assignment of all of a Lender's interests under this Agreement) and (ii) no such assignment of Revolving Credit Commitments and/or Revolving Credit Loans (other than in the case of an assignment of all of a Lender's interests under this Agreement) shall result in such Lender's Commitments being reduced to less than $5,000,000. Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance,
(w) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with Commitments or Loans as set forth therein, and (x) the Assignor thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of an Assignor's rights and obligations under this Agreement, such Assignor shall cease to be a party hereto, except as to Section 2.15, 2.16, 10.5 and 10.14 in respect of the period prior to such effective date). Notwithstanding any provision of this Section (y) the consent of the Borrowers shall not be required for any assignment that occurs at any time when any Event of Default shall have occurred and be continuing and (z) the parties to this Agreement acknowledge that the provisions of this Section concerning assignments of Loans and Notes relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests and further acknowledge that any Lender may at any time pledge or assign a security interest in all or any portion of its interest and rights under this Agreement (including all or any portion of its Notes) to secure obligations of such Lender, including any pledge or assignment to secure obligations to any of the twelve Federal Reserve Banks organized under Section 4 of the Federal Reserve Act, 12 U.S.C. Section 341.

          (d) The Administrative Agent shall, on behalf of the Borrowers, maintain at its address referred to in Section 10.2 a copy of each Assignment and Acceptance delivered to it and a register (the "REGISTER") for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the

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Borrowers, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register as the owner of the Loans and any Notes evidencing such Loans recorded therein for all purposes of this Agreement. Any assignment of any Loan, whether or not evidenced by a Note, shall be effective only upon appropriate entries with respect thereto being made in the Register (and each Note shall expressly so provide). Any assignment or transfer of all or part of a Loan evidenced by a Note shall be registered on the Register only upon surrender for registration of assignment or transfer of the Note evidencing such Loan, accompanied by a duly executed Assignment and Acceptance; thereupon one or more new Notes in the same aggregate principal amount shall be issued to the designated Assignee, and the old Notes shall be returned by the Administrative Agent to the Borrowers marked "canceled". The Register shall be available for inspection by the Borrowers or any Lender (with respect to any entry relating to such Lender's Loans) at any reasonable time and from time to time upon reasonable prior notice.

          (e) Upon its receipt of an Assignment and Acceptance executed by an Assignor and an Assignee (and, in any case where the consent of any other Person is required by Section 10.6(c), by each such other Person) together with payment to the Administrative Agent of a registration and processing fee of $3,500 (except that (x) no such registration and processing fee shall be payable in the case of an Assignee which is an affiliate of the Assignor or a Person under common management with the Assignor and (y) only one registration and processing fee shall be payable in cases of contemporaneous multiple assignments by an Assignor to Assignees which are affiliates of each other), the Administrative Agent shall (i) promptly accept such Assignment and Acceptance and (ii) on the effective date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Administrative Agent and the Borrowers. On or prior to such effective date, the Borrowers, at its own expense, upon request, shall execute and deliver to the Administrative Agent (in exchange for the Revolving Credit Note of the assigning Lender) a new Revolving Credit Note to such Assignee in an amount equal to the Revolving Credit Commitment assumed or acquired by it pursuant to such Assignment and Acceptance and, if the Assignor has retained a Revolving Credit Commitment, a new Revolving Credit Note, as the case may be, to the Assignor in an amount equal to the Revolving Credit Commitment. Such new Note or Notes shall be dated the Closing Date and shall otherwise be in the form of the Note or Notes replaced thereby.

          10.7 ADJUSTMENTS; SET-OFF. (a) Except to the extent that this Agreement provides for a payment to be allocated to a particular Lender, if any Lender (a "Benefitted Lender") shall at any time receive any payment of all or part of the obligations under the Credit Agreement or the other Loan Documents, owing to it, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 8(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's obligations under the Credit Agreement or the other Loan Documents, such Benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender's obligations under the Credit Agreement or the other Loan Documents, or shall provide such other Lenders with the benefits of any such collateral, as shall be necessary to cause such Benefitted Lender to share the excess payment or benefits of such collateral ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is

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                                                                              65

thereafter recovered from such Benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

          (b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to the Borrowers, any such notice being expressly waived by the Borrowers to the extent permitted by applicable law, upon any amount becoming due and payable by a Borrower hereunder (whether at the stated maturity, by acceleration or otherwise), to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of such Borrower. Each Lender agrees promptly to notify the Borrowers, as the case may be, and the Administrative Agent after any such setoff and application made by such Lender, PROVIDED that the failure to give such notice shall not affect the validity of such setoff and application.

          10.8 COUNTERPARTS. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrowers and the Administrative Agent.

          10.9 SEVERABILITY. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          10.10 INTEGRATION. This Agreement and the other Loan Documents represent the entire agreement of the Borrowers the Administrative Agent, the Syndication Agent and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Arranger, the Administrative Agent, the Syndication Agent or any Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

          10.11 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

          10.12 SUBMISSION TO JURISDICTION; WAIVERS. Each of the Borrowers hereby irrevocably and unconditionally:

          (a) submits for itself and its Property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

          (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

          (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrowers, as the case may be, at its address set forth in Section 10.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

          (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

          (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

          10.13 ACKNOWLEDGMENTS. Each of the Borrowers hereby acknowledges that:

          (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

          (b) neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to the Borrowers arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Administrative Agent and the Lenders, on one hand, and the Borrowers, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

          (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Syndication Agent, the Administrative Agent and the Lenders or among the Borrowers and the Lenders.

          10.14 CONFIDENTIALITY. Each of the Administrative Agent, the Syndication Agent and the Lenders agrees to keep confidential all non-public information (including oral information) provided to it by either Borrower pursuant to this Agreement that is designated by such Borrower as confidential; PROVIDED that nothing herein shall prevent the Syndication Agent, the Administrative Agent or any Lender from disclosing any such information (a) to the Syndication Agent, the Administrative Agent, any other Lender or any Affiliate of any thereof (PROVIDED, that such Affiliates shall expressly agree to be bound by the provisions of this Section, and the disclosing Lender shall be responsible for insuring compliance by such Affiliate with this Section), (b) to any Participant or Assignee (each, a "TRANSFEREE") or prospective Transferee that expressly agrees to comply with confidentiality provisions similar to the provisions of this Section, (c) to any of its employees, directors, agents, attorneys, accountants and other professional advisors, (d) to any financial institution that is a direct or indirect contractual

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                                                                              67

counterparty in swap agreements or such contractual counterparty's professional advisor (so long as such contractual counterparty or professional advisor to such contractual counterparty expressly agrees to be bound by the provisions of this Section or confidentiality provisions similar to the provisions of this Section), (e) upon the request or demand of any Governmental Authority having jurisdiction over it, (f) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, (g) in connection with any litigation or similar proceeding,
(h) that has been publicly disclosed other than in breach of this Section, (i) to the NAIC or any similar organization or any nationally recognized rating agency that requires access to information about a Lender's investment portfolio in connection with ratings issued with respect to such Lender, (j) in connection with the exercise of any remedy hereunder or under any other Loan Document or
(k) to any and all persons, without limitation of any kind, any information with respect to U.S. federal income tax treatment and U.S. federal income tax structure of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to it or them relating to such tax treatment and tax structure, except that tax treatment and tax structure shall not include the identity of any existing or future party to this Agreement.

          10.15 RELEASE OF GUARANTEE OBLIGATIONS. Notwithstanding anything to the contrary contained herein or any other Loan Document, when all obligations of a Borrower hereunder and under the other Loan Documents that are guaranteed by a Guarantor have been paid in full, all Commitments have terminated, there exist no unpaid Reimbursement Obligations and no Letter of Credit issued for the account of such Borrower shall be outstanding, upon request of the Borrowers, the Administrative Agent shall (without notice to, or vote or consent of, any Lender) take such actions as be required to release all guarantee obligations of such Guarantor under any Loan Document, including, without limitation, its Guarantee. Any such release of guarantee obligations shall be deemed subject to the provision that such guarantee obligations shall be reinstated if after such release any portion of any payment in respect of the obligations guaranteed thereby shall be rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of such Borrower or such Guarantor, or upon or as a result of the appointment of a receiver, intervener or conservator of, or trustee or similar officer for, such Borrower or such Guarantor or any substantial part of its property, or otherwise, all as though such payment had not been made.

          10.16 ACCOUNTING CHANGES. In the event that any "Accounting Change" (as defined below) shall occur and such change results in a change in the method of calculation of financial covenants, standards or terms in this Agreement, then the Borrowers and the Administrative Agent agree to enter into negotiations in order to amend such provisions of this Agreement so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating the Borrowers' financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made. Until such time as such an amendment shall have been executed and delivered by the Borrowers, the Administrative Agent and the Majority Lenders, all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed as if such Accounting Changes had not occurred. "Accounting Changes" refers to changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants, applicable Insurance Regulators, the NAIC or, if applicable, the SEC.

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                                                                              68

          10.17 WAIVERS OF JURY TRIAL. THE BORROWERS, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.


                                     FUND AMERICAN COMPANIES, INC.


                                     By:
                                         ---------------------------------------
                                        Name:
                                        Title:

                                     WHITE MOUNTAINS INSURANCE GROUP, LTD.


                                     By:
                                         ---------------------------------------
                                        Name:
                                        Title:

                                     FLEET NATIONAL BANK, individually and
                                     as Administrative Agent


                                     By:
                                         ---------------------------------------
                                        Name:
                                        Title:

                                     BANK ONE, NA, individually and as
                                     Syndication Agent


                                     By:
                                         ---------------------------------------
                                        Name:
                                        Title:

                                     BANK OF AMERICA, N.A.


                                     By:
                                         ---------------------------------------
                                        Name:
                                        Title:

                                     BARCLAYS BANK PLC


                                     By:
                                         ---------------------------------------
                                        Name:
                                        Title:

                                     LEHMAN BROTHERS


                                     By:
                                         ---------------------------------------
                                        Name:
                                        Title:

                                     MELLON BANK, N.A.


                                     By:
                                         ---------------------------------------
                                        Name:
                                        Title:

                                     STATE STREET BANK AND TRUST COMPANY


                                     By:
                                         ---------------------------------------
                                        Name:
                                        Title:

                                     THE BANK OF NEW YORK


                                     By:
                                         ---------------------------------------
                                        Name:
                                        Title:

                                     THE BANK OF TOKYO-MITSUBISHI, LTD.,
                                     NEW YORK BRANCH


                                     By:
                                         ---------------------------------------
                                        Name:
                                        Title: